                                                                   EXHIBIT 10.30

                                                                    CONFIDENTIAL

THIS MASTER SUPPLY AGREEMENT is made as of March 16, 2005.

BETWEEN:

                                                 BCE NEXXIA CORPORATION, a
                                                 company incorporated pursuant
                                                 to the laws of state of
                                                 Delaware, and having a place of
                                                 business at 1209 Orange Street,
                                                 c/o Corporation Trust Center,
                                                 Wilmington, Delaware, United
                                                 States, 19801, and

                                                 BELL CANADA, a company
                                                 incorporated pursuant to the
                                                 laws of Canada, and having a
                                                 place of business at 483 Bay
                                                 Street, Toronto, Ontario,
                                                 Canada, M5G 2C9

                                                              OF THE FIRST PART

AND:

                                                 CLEARWIRE CORPORATION, a
                                                 company incorporated pursuant
                                                 to the laws of state of
                                                 Delaware, and having a place of
                                                 business at 5808 Lake
                                                 Washington Blvd NE, Suite 300,
                                                 Kirkland, WA, 98033, and

                                                 CLEARWIRE LLC, a limited
                                                 liability company formed
                                                 pursuant to the laws of the
                                                 state of Nevada, and having a
                                                 place of business at 5808 Lake
                                                 Washington Blvd NE, Suite 300,
                                                 Kirkland, WA 98033.

                                                             OF THE SECOND PART

WHEREAS Clearwire is a provider of broadband Internet wireless services in the Territory and wishes to include VoIP Services as part of its offerings of broadband Internet products and services;

AND WHEREAS Clearwire and BCE Nexxia desire to leverage their respective assets and core competencies to develop a balanced approach between the highest quality VoIP services and the lowest possible cost and to enable Clearwire to deliver those VoIP services to Clearwire customers at competitive rates;

                 BCE NEXXIA/CLEARWIRE MASTER SUPPLY AGREEMENT

[* * * Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Act of 1933, as amended]


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                                                                    CONFIDENTIAL

                                                                            2

AND WHEREAS Clearwire wishes to take advantage of BCE Nexxia's abilities to effectively, efficiently and economically (a) provide or arrange for the provision of hardware, Software, procurement services, management services, and other components necessary for Clearwire to provide VoIP Services to its End Users in the Territory, and (b) provide day-to-day management and operation of the components and services necessary for Clearwire to provide VoIP Services to its End Users in the Territory;

AND WHEREAS BCE Nexxia wishes to provide the Services to Clearwire, as set forth in this Agreement;

AND WHEREAS BCE Nexxia and Clearwire wish to implement this Agreement in support of the relationship between the Parties described in this Agreement and to establish a framework for facilitating cooperation between the Parties with respect to the delivery of the Services to Clearwire and to create a framework to facilitate the strategic review and the development of Future Services;

NOW THEREFORE in consideration of the premises and the mutual covenants herein and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties) the Parties hereto covenant and agree as follows:

                                    SECTION 1
                          DEFINITIONS & INTERPRETATION

1.1 DEFINITIONS: In this Agreement, unless the context requires otherwise,

      "ACCEPTABLE USE POLICY" means the acceptable use policy attached hereto as
      Schedule 2.

      "ADDITIONAL LINE" has the meaning given to such term in Section 3.2(a).

      "ADVERSE MATERIAL IMPACT" means with respect to proposed Changes to either of Dedicated Systems or Non-Dedicated Systems that results in "dual logical instances", i.e, a situation wherein BCE Nexxia must establish or expand the scope of either routine or occasional (e.g., new feature introduction) processes to support the Services that are materially different from those required by Bell Canada to service it's domestic consumer VoIP customer base, as determined by Bell Canada acting reasonably.

      "AFFECTED PARTY" has the meaning given to such term set out in
      Section 18.1.

      "AFFILIATE" means any Person, however organized, that, directly or indirectly, Controls, is Controlled by or is under common Control with the applicable Party. For purposes of this Agreement, "CONTROL", and variations of "CONTROL" means: (a) ownership of a majority of the voting power of those classes of voting stock entitled to vote in the election of directors, whether as a result of equity ownership interests, voting agreements or otherwise; or (b) ownership of a majority of the beneficial interests in income and capital of an entity other than a corporation.

                 BCE NEXXIA/CLEARWIRE MASTER SUPPLY AGREEMENT

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                                                                    CONFIDENTIAL

                                                                            3

"AGREEMENT" means this agreement together with the following Schedules (and any amendments or additions thereto made in writing in accordance herewith), all of which are incorporated by reference herein:

Schedule 1 - SOW
Schedule 2 - Acceptable Use Policy
Schedule 3 - Term Sheet - Financing
Schedule 4 - Appointments
Schedule 5 - Take Back Service Elements
Schedule 6 - Future Services

"APPLICABLE LAWS" means all statutes, laws, regulations, ordinances, rules orders and all amendments thereto, from time to time in force and effect, and requirements of governmental authorities, Regulatory Authorities or other public authorities, including interpretations thereof by any such authorities acting within their jurisdiction with respect to matters involving the Services or VoIP Services, and not stayed or otherwise made not binding as a result of judicial or other action of a body with review authority.

"AT RISK PARTY" has the meaning given to such term in Section 4.2(b).

"BCE NEXXIA" means BCE Nexxia Corporation and Bell Canada (and any of their respective Affiliates providing or supporting the provision of Services pursuant to this Agreement). The Parties understand that Bell Canada and its Canadian Affiliates are to provide and support those Services to be performed in Canada and BCE Nexxia Corporation and its U.S. Affiliates are to provide and support those Services to be performed in the U.S.

"BCE NEXXIA DEPLOYED IP" means the Intellectual Property owned or licensed by BCE Nexxia and made available to Clearwire by or through BCE Nexxia in order for Clearwire to provide VoIP Services to End Users. The BCE Nexxia Deployed IP excludes BCE Nexxia's or any of its Affiliates' brands or other trade-marks associated with the BCE Nexxia Deployed IP. The BCE Nexxia Deployed IP is subject to any limitations or restrictions which are imposed by the owners of such Intellectual Property and is subject to any other third party rights in the BCE Nexxia Deployed IP.

"BCE NEXXIA FIELD OF USE" means the development, provisioning, management, support and integration of IP Telephony, together with the marketing, sale and distribution of related products and services.

"BCE NEXXIA INVENTIONS" means those Inventions that are either (i) made solely by employees of BCE Nexxia in the performance of this Agreement, (ii) Derivatives of copyrights or Patents on or to BCE Nexxia Deployed IP whether or not such Derivatives have been developed jointly by the Parties, or (iii) developed jointly by employees of Clearwire and BCE Nexxia while performing the Services, but excluding any Inventions set out in subsection (iii) of Clearwire Inventions.

                  BCE NEXXIA/CLEARWIRE MASTER SUPPLY AGREEMENT

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                                                                    CONFIDENTIAL

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"BCE NEXXIA IS/IT AND TELECOM SYSTEMS" means BCE Nexxia's facilities, platforms,
Software, databases (excluding Confidential Information of Clearwire contained therein), operational support systems, business support systems, solution architectures, methodologies, processes, graphical user interfaces, know how, documentation and prototypes including any Intellectual Property Rights related to the foregoing and such other equipment or property owned or licensed by BCE Nexxia or its Affiliates and necessary for or used in the provision of the Services.

"BCE NEXXIA OUT-OF-POCKET TERMINATION COSTS" means all of the Contract Termination Costs, together with reasonable, demonstrable, incremental out-of-pocket costs, fees and expenses incurred by BCE Nexxia in connection with the termination of the Agreement.

"BUSINESS DAYS" means regular workdays, not including holidays and weekends, when businesses ordinarily operate in the state of Washington and the province of Ontario.

"CANADIAN COMPETITOR" means any of the following entities, and their respective successors, assigns, and Affiliates: [***]

"CHANGE" means any addition, upgrade, update, reduction, replacement, deletion, modification, improvement, amendment or adjustment to the Services.

"CHANGE COMMUNICATION" means the written communication required under Section 7 and to be exchanged by the Parties with respect to any proposed Changes to the Services and to Service Elements.

"CHANGE MANAGEMENT PROCESS" has the meaning given to such term in Section 7.1.

"CHANGE OF CONTROL" means, in respect of any Person (the "CONTROLLED PERSON"), the occurrence of the following, or the execution of an agreement the performance of which will cause or result in the occurrence of the following (whether by merger, amalgamation, arrangement, recapitalization, share exchange or any other transaction or event): that any Person or related group of Persons, other than the Person that Controls such Controlled Person immediately prior to the occurrence of such transaction or event or the entering into of such agreement, would have Control of such controlled Person upon the occurrence of such transaction or event.

"CHANGE RESPONSE" has the meaning given to such term in Section 7.5(b).

"CHARGES" [***]



                 BCE NEXXIA/CLEARWIRE MASTER SUPPLY AGREEMENT

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                                                                    CONFIDENTIAL

                                                                            5

[***]

"CLEARWIRE" means Clearwire Corporation and any of its Affiliates providing VoIP Services from time to time in the Territory.

"CLEARWIRE ENABLING IP" means the Intellectual Property owned or licensed by Clearwire from parties other than BCE Nexxia and its Affiliates and made available by Clearwire to BCE Nexxia in order for BCE Nexxia to perform Services under this Agreement. The Clearwire Enabling IP excludes Clearwire's or any of its Affiliates' brands or other trade-marks associated with Clearwire Products. The Clearwire Enabling IP is subject to any limitations or restrictions which are imposed by the owners of such Intellectual Property and is subject to any other, third party rights in the Clearwire Enabling IP.

"CLEARWIRE FIELD OF USE" means the deployment of broadband wireless access systems and the marketing, sale and distribution of related products and services.

"CLEARWIRE INVENTIONS" means those Inventions that are (i) made solely by employees of Clearwire in the performance of this Agreement, (ii) Derivatives of copyrights or Patents on or to Clearwire Enabling IP whether or not such Derivatives have been jointly developed by the Parties, or (ii) developed jointly by employees of Clearwire and BCE Nexxia while engaged in work pursuant to this Agreement, provided that such Inventions are integrated solely into Clearwire Products and are not part of or integrated into any BCE Nexxia IS/IT and Telecom Systems related to IP Telephony.

"CLEARWIRE PRODUCTS" means the hardware and Software manufactured by or for Clearwire for the deployment of broadband wireless access systems by Clearwire.

"CONFIDENTIAL INFORMATION" means all oral, written or machine-readable data or information that is prominently identified as confidential or by its nature is confidential and that is not known generally in the trade or industry, and which pertains to a Party or its business or operations, disclosed or acquired directly in connection with this Aggrements and includes all documents and information which incorporate or are derived from any such data or information. Without in any way limiting the foregoing, Confidential Information includes all information relating to End Users and other customers of Clearwire, any research, development or business activities, information disclosed at any meetings and demonstrations between the Parties at any time before or after the Effective Date, products, schedules, methodologies, algorithms, processes, procedures, documentation, policies, pricing, market analysis, equipment, statistics, technology, sales, projections and corporate/business or financial information, technical information, network design information, actual and potential accounts, ideas, concepts,



                 BCE NEXXIA/CLEARWIRE MASTER SUPPLY AGREEMENT


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                                                                    CONFIDENTIAL

                                                                            6

techniques, processes, devices, compilations, research, development, manufacturing, purchasing, data processing, engineering, marketing, drawings, models, sketches, all written material including programs and subroutines (whether in source or object code form) and updates and modifications thereto, tapes, diskettes, listings, and other programming and system documentation, manuals and copies thereof containing such information.

"CONTRACT TERMINATION COSTS" means BCE Nexxia's reasonable, demonstrable out-of-pocket costs resulting from the early termination of subcontracts, or commitment related to the supply or acquisition of Service Elements, including any penalties or one-time charges incurred by BCE Nexxia in connection therewith.

"CONVERTIBLE SECURITIES" has the meaning given to such term in Section 3.2(c).

"COSTS" [***]

"DEDICATED" means, with respect to a Service Element, when such Service Element is provided by a Third Party Provider pursuant to a Dedicated Third Party Provider Agreement for the sole purpose of providing or facilitating the provision of Services hereunder.

"DEDICATED SYSTEMS" means the systems provided to Clearwire by BCE Nexxia or by any Third Party Providers, from time to time, which could include operating platforms used for purposes such as web sales applications, self-care applications, order management, activation, customer care, provided that the same shall not be concurrently used by BCE Nexxia, or any of its Affiliates, for the provision and management of VoIP services to their respective consumer base.

"DEDICATED THIRD PARTY PROVIDER AGREEMENTS" has the meaning given to such term in Section 2.6.

"DEFAULTING PARTY" has the meaning given to such term in Section 4.2(a).

"DERIVATIVES" means (i) for material subject to copyright protection, any work that is based upon one or more pre-existing works, such as a revision, modification, translation, abridgment, condensation, expansion, collection, compilation or any other form in which such pre-existing works may be recast, transformed or adapted, or (ii) for patentable or patented materials, any adaptation, subset, addition, improvement or combination.

"DEVELOPMENT TEAM" has the meaning given to such term in Section 6.1(d).

"DIRECT EXPENSES" means third party charges that are to be paid directly by Clearwire and administered by BCE Nexxia as part of the Services.

"DISPUTE" has the meaning given to such term in Section 17.1.



                 BCE NEXXIA/CLEARWIRE MASTER SUPPLY AGREEMENT


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                                                                    CONFIDENTIAL

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"EFFECTIVE DATE" shall mean -, 2005.

"END USER(s)" means a consumer of Clearwire's VoIP Services that has a billing relationship with Clearwire, or a Person receiving Clearwire's VoIP Services through a reseller where such Person has a billing relationship with such reseller.

"EXECUTIVE OPERATING COMMITTEE" has the meaning given to such term in
Section 5.1.

"FUTURE SERVICES" means the services which may be identified from time to time on Schedule 6, as updated from time to time by BCE Nexxia, and which are provided on a commercial basis by BCE Nexxia to its customers or are under late-stage development for commercial deployment by BCE Nexxia.

"IMPOSITIONS" means all contribution and commodity taxes, including but not limited to, all sales, retail, use, goods and services, harmonized, value added, excise, and similar taxes imposed, levied or assessed by any federal, provincial, state or local government authority or Regulatory Authorities, other than taxes on income, capital, owned property and employees, and withholding taxes or other amounts, if any, that may be required under Applicable Law to be withheld by Clearwire from payment of the fee referred to in Section 3.2 (a).

"INDEMNITEE" has the meaning given to such term in Section 9.1.

"INDEMNITOR" has the meaning given to such term in Section 9.1.

"INFORMANT" shall mean a Party to this Agreement (including an Affiliate of such Party) providing any Confidential Information to another Party to this Agreement (including an Affiliate of such Party).

"INITIAL QUARTERLY PLANNING DOCUMENT" has the meaning given to such term in
Section 5.2(a)

"INTELLECTUAL PROPERTY" means all (i) Patents and Patent Rights, (ii) copyrights and other rights in copyrightable works, together with copyright registrations and applications for registrations, (iii) mask works and registrations and applications for registration thereof, (iv) proprietary know-how and trade secrets, (v) trademarks, service marks, trade names, Internet domain names and applications for registration and registrations therefore, and all goodwill symbolized thereby and associated therewith, (vi) other proprietary rights relating to any of the foregoing existing at any time in Canada, the U.S., or elsewhere throughout the world, (vii) all works protected by any of the above rights, and (viii) all works protected by any of the above rights.

"INTELLECTUAL PROPERTY RIGHT" means any right, whether granted or recognized under Canadian, U.S., or other foreign law, by common law, registration, license, assignment or otherwise, in Intellectual Property.

                  BCE NEXXIA/CLEARWIRE MASTER SUPPLY AGREEMENT

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                                                                    CONFIDENTIAL

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"INVENTIONS" means any Software, hardware, systems, material, works, information, discoveries, inventions, processes, data or products, including Derivatives, that are (i) copyrightable, patentable or subject to trade secret protection, and (ii) created by BCE Nexxia or Clearwire in the performance of this Agreement. Inventions are Clearwire Inventions, BCE Nexxia Inventions or Joint Inventions.

"IP TELEPHONY" means person-to-person speech and speech related multi-media communications using Internet Protocol, as the same may evolve over time.

"JOINT INVENTIONS" means those Inventions made jointly by employees of Clearwire and BCE Nexxia while performing the functions described in this Agreement that are not BCE Nexxia Inventions or Clearwire Inventions.

"MAJOR PROVIDER" means any of the following entities, and their respective successors, assigns, and Affiliates: [***].

"MATERIAL BREACH" means any breach by either BCE Nexxia on the one hand or Clearwire on the other hand, of any covenant, obligation or duty contained in this Agreement that would materially and adversely affect a fundamental business purposes or economic and financial benefits of this Agreement to BCE Nexxia or Clearwire respectively, including but not limited to, BCE Nexxia's failure to deliver the Services in accordance with and subject to this Agreement, including
Schedule 1, in any material respect, or Clearwire's failure to make payment for Charges when due as set forth in Section 3.

"NEW ADDITIONAL LINES" has the meaning given to such term in Section 3.2(a).

"NEW DEVELOPMENT INITIATIVES" has the meaning given to such term in
Section 6.1(a).

"NEW END USERS" has the meaning given to such term in Section 3.2(a).

"NEW END USERS PAYMENT" has the meaning given to such term in Section 3.2(a).

"NON-DEDICATED SYSTEMS" means the BCE Nexxia IS/IT and Telecom Systems used by BCE Nexxia as part of the Services which include OSS platforms used for the purposes of providing Clearwire with functions such as trouble management, network management, usage presentment, and SS7 system and where the same are provided to Clearwire and are concurrently used by BCE Nexxia, or any of its Affiliates, for the provision and management of VoIP services to their respective consumer base.

"NOTICE TO ARBITRATE" has the meaning given to such term in Section 17.3.



                  BCE NEXXIA/CLEARWIRE MASTER SUPPLY AGREEMENT


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                                                                    CONFIDENTIAL

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"PARTY" means a signatory to this Agreement, and "PARTIES" means all signatories to this Agreement.

"PASS-THROUGH EXPENSES" [***].

"PATENTS" means all classes or types of patents (including, without limitation, originals, divisions, continuations, continuations-in-part, extensions or reissues), and applications for these classes or types of patents in all countries of the world.

"PATENT RIGHTS" means those rights arising from or related to Patents, and any equivalent rights in all countries of the world.

"PERMITTED ASSIGN" has the meaning given to such term in Section 19.1.

"PERSON" means any individual, entity or organization, and includes an individual, a corporation, a partnership, a trust, an unincorporated organization or association, the government of a country or any political subdivision thereof, or any agency or department of any such, government, and the executors, administrators or other legal representatives of an individual in such capacity.

"PROJECT MANAGEMENT OFFICE" has the meaning given to such term in
Section 5.2.

"QUARTERLY PLANNING DOCUMENT" has the meaning given to such term in
Section 5.2(a).

"RECIPIENT" means the Party (including an Affiliate of such Party) receiving any Confidential Information from the other Party.

"REGULATORY AUTHORITIES" means the regulatory, or other governmental or quasi-governmental authorities in Canada, the U.S. or elsewhere with jurisdiction over the Services or VoIP Services.

"RIGHT OF FIRST PROPOSAL" or "ROFP" has the meaning given to such term in
Section 6.2.

"ROFP NOTICE" has the meaning given to such term in Section 6.2(b).

"SERVICES" means the services provided by BCE Nexxia identified in Schedule 1 attached hereto and any Future Services that may be included from time to time by BCE Nexxia



                  BCE NEXXIA/CLEARW1RE MASTER SUPPLY AGREEMENT


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                                                                   CONFIDENTIAL

                                                                           10

and Clearwire pursuant to the terms and conditions set forth herein, including without limitation Services or Future Services provided pursuant to the Right of First Proposal.

"SERVICE ELEMENTS" means, without limitation, tools, systems, equipment, Intellectual Property, real property, or services of any nature or kind provided by Third Party Providers in connection with the provision of the Services.

"SERVICE PLANS" has the meaning given to such term in Section 6.1(d).

"SIDE AGREEMENT" has the meaning set out in Section 3.2(f).

"SOFTWARE" includes applications software (which refers to a group of computer based programs of any format, which performs specific functions or applications, together with supporting documentation and materials) and systems software (which refers to the software programs which are generally known as operating software, utilities or system software that are used in conjunction with the hardware to perform tasks basic to the functioning of a computer and which are required to operate the applications software, together with supporting documentation and materials).

"SOURCE CODE" means, with respect to Software, a complete copy of the source code version of software, appropriately labeled to denote the version or release thereof, and the currency date thereof, in each of (i) machine-readable form on machine-readable storage medium suitable for long term storage and which, when compiled, will produce the object code version of the Software; and (ii) human-readable form with annotations in the English language on bond paper Suitable for long term archival storage.

"SOW" means the statement of work attached hereto as Schedule 1.

"TAKE BACK SERVICE ELEMENTS" has the meaning given to such term in Section 2.8.

"TARIFFS" means the tariffs of Bell Canada as approved by the Canadian Radio-television and Telecommunications Commission or other relevant Regulatory Authorities of competent jurisdiction from time to time.

"TERM" has the meaning given to such term in Section 4.1.

"TERM SHEET" means the term sheet for vendor financing attached hereto as
Schedule 3.

"TERMINATING PARTY" has the meaning given to such term in Section 4.2(b).

"TERMINATION DISPUTE" has the meaning given to such term in Section 4.2(c).

"TERMINATION TRANSITION ASSISTANCE" means the reasonable transition assistance to be provided by BCE Nexxia in the event of a termination by either BCE Nexxia or Clearwire, pursuant to Section 4.

                  BCE NEXXIA/CLEARWIRE MASTER SUPPLY AGREEMENT

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"TERMINATION TRANSITION PERIOD" means the period relating to the performance of
Termination Transition Assistance, which shall be the period designated by Clearwire, up to a maximum of twelve (12) months and shall commence only upon the termination of this Agreement.

"TERRITORY" means the U.S.

"THIRD PARTY PROVIDERS" means a Person that is not a Party to this Agreement which provides services, Intellectual Property, tangible or real property, to either BCE Nexxia or Clearwire, as the case may be, in order to facilitate the provision by BCE Nexxia of the Services.

"URGENT DISPUTE" has the meaning given to such term in Section 17.4.

"U.S." means the fifty (50) states of the United States of America and the District of Columbia.

"VOIP SERVICES" means the various combinations of IP Telephony products and services provided by Clearwire to its End Users.

                  BCE NEXXIA/CLEARWIRE MASTER SUPPLY AGREEMENT

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1.2 INTERPRETATION: In this Agreement, unless the subject matter or context otherwise requires:

      (a) All references to a designated "Article", "Section", "Subsection" or other subdivision or to a Schedule is to the designated Article, Section, Subsection or other subdivision of, or Schedule to, this Agreement.

      (b) The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision or Schedule.

      (c) The headings and captions are for convenience only and do not form part of this Agreement and are not intended to interpret, define, or limit the scope, extent or intent of this Agreement or any provisions hereof.

      (d) The singular of any term includes the plural, and vice versa, the use of any term is equally applicable to any gender and, where applicable, a body corporate.

      (e) The word "or" is not exclusive and the word "including" means "including, without limitation," and the words "include" and "includes" have the corresponding meanings.

      (f) Any accounting term not otherwise defined has the meaning assigned to it and all accounting matters will be determined in accordance with generally accepted accounting principles in the Canada.

      (g) Any reference to a statute includes and is a reference to that statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulation that may be passed which has the effect of supplementing or superseding that statute or regulation.

      (h) A reference to a time or date is to the local time or date at New York, New York.

      (i) A reference to an approval, authorization, consent, designation, waiver or notice means written approval, authorization, consent, designation, waiver or notice.

                                    SECTION 2
                     SERVICES AND OBLIGATIONS OF THE PARTIES

2.1 SERVICES TO BE PROVIDED: BCE Nexxia shall provide the Services to Clearwire, on terms and conditions set forth in this Agreement as the same may be amended or modified from to time in accordance with the terms and conditions hereof.

2.2 EXCLUSIVE USE OF BCE NEXXIA SERVICES: During the Term of this Agreement, except during any Transition Assistance Period, and provided that BCE Nexxia is not in Material Breach of this

                  BCE NEXXIA/CLEARWIRE MASTER SUPPLY AGREEMENT
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Agreement as agreed among the Parties or as finally determined under Section 17,
Clearwire (and any entity under Clearwire's Control) shall fulfill and discharge all of its requirements for the Services, or services of a similar nature, in the Territory, in support of IP Telephony, through BCE Nexxia if Clearwire can do so without violating its fiduciary duties to a third party and without breaching any binding agreement with a third party, provided, however, that "Service Elements" shall not constitute "services of a similar nature" under this Section 2.2. If Clearwire determines that the potential for a violation of Applicable Laws, fiduciary duties or agreements with third parties exists, Clearwire shall provide BCE Nexxia with reasonable advance notice, prior to relying on the exception provided in this Section 2.2 for potential violation of Applicable Laws, fiduciary duties or agreements with third parties, setting forth in sufficient detail the nature of the potential violation, in an effort to allow consultation between Clearwire and BCE Nexxia regarding Clearwire's assessment of the applicability of such exception. If it disagrees with Clearwire's determination BCE Nexxia shall be entitled to invoke the dispute resolution process provided in Section 17.1; provided, however, specific performance shall not be a remedy available to BCE Nexxia. Notwithstanding the foregoing, this Section 2.2 shall not apply to Clearwire's purchase of any services similar to the Services if BCE Nexxia has elected not to provide such services to Clearwire. Subject to the terms of this Section 2.2, (a) for entities under Clearwire's Control, Clearwire shall use commercially reasonable efforts to promote the Services to such entities and to promote the execution by such entities of a joinder to this Agreement, pursuant to which such entities will be bound by this Section 2.2, and (b) for entities in which Clearwire has an ownership interest but does not have Control, Clearwire shall use commercially reasonable efforts to promote the Services to such entities.
Nothing in this Agreement shall be construed to limit Clearwire's right to sell any types of VoIP Services through any channel, including retail and wholesale.

2.3 WARRANTY: BCE Nexxia warrants, and Clearwire recognizes, that the Services to be supplied under this Agreement shall be of a nature and quality substantially equivalent to the services of a similar nature BCE Nexxia provides solely for its own account except that BCE Nexxia does not warrant any portion of the Services supplied by Third Party Providers. In addition, nothing in this Agreement shall be construed or interpreted as BCE Nexxia providing a warranty, as it relates to sufficiency or adequacy of the delivery of VoIP Services to Clearwire's End Users. With respect to Service Elements provided by Third Party Providers, BCE Nexxia will use commercially reasonable efforts to include in the Dedicated Third Party Provider Agreements a provision to pass through to Clearwire all warranties received by BCE Nexxia from such Third Party Providers. Furthermore, if the Parties agree in writing after the date of this Agreement that any specific Service Elements to be supplied under this Agreement are to be of a lesser nature and quality than those provided by BCE Nexxia for its own account, then the above mentioned warranty will only extend to such lesser threshold. Subject to the foregoing limitations, BCE Nexxia also warrants that the Services shall be provided in a good, careful, and professional manner, in compliance with Applicable Law. Clearwire and BCE Nexxia will monitor industry developments of quality and performance standards for services similar to the Services and VoIP Services. Clearwire and BCE Nexxia agree that, in addition to the warranties and performance standards stated elsewhere in this Agreement, it is their intent and BCE Nexxia shall endeavor to achieve the result that the Services will meet or exceed industry standards for quality and performance as such standards are developed and as they may change over time.

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2.4. NON-EXCLUSIVITY: Nothing in this Agreement shall be construed or interpreted as limiting or restricting the rights of BCE Nexxia to promote, market and sell any services of a nature substantially similar to the Services, in the Territory or outside the Territory, to any Person, provided that BCE Nexxia does so without using any Clearwire Enabling IP or any Service Elements provided on a Dedicated basis paid for by Clearwire and without violating BCE Nexxia's obligations under Section 12.

2.5 ACCESS BCE NEXXIA IS/IT SYSTEMS AND TELECOM SYSTEMS: During the Term, as recipient of the Services, Clearwire shall, subject to any restrictions set forth in this Agreement, and to the extent practicable, be afforded access and use of BCE Nexxia IS/IT Systems and Telecom Systems, provided that the use or access to BCE Nexxia IS/IT Systems and Telecom Systems shall not constitute a transfer or assignment to Clearwire of any rights, property rights or other form of entitlements or beneficial interest, including any Intellectual Property Right. The compensation from Clearwire to BCE Nexxia for Clearwire's access to and use of BCE Nexxia IS/IT Systems and Telecom Systems is included as part of the Charges.

2.6 DEDICATED THIRD PARTY PROVIDER AGREEMENTS: Subject to Section 2.7, unless otherwise required by Clearwire from time to time in its discretion with respect to any particular Service Element (which may be provided by Clearwire, its contractors or agents as provided in this Agreement), BCE Nexxia shall identify and recommend Third Party Providers in order to obtain the Service Elements, on a Dedicated basis, and to negotiate the terms and conditions of all agreements in such respect with Third Party Providers (the "DEDICATED THIRD PARTY PROVIDERS AGREEMENTS"). Notwithstanding the foregoing, Clearwire shall approve or reject Third Party Providers recommended by BCE Nexxia, through the Project Management Office, for Dedicated Third Party Provider Agreements, provided, however, that Clearwire agrees that [***] is an approved Third Party Provider for purposes of VoIP softswitch, VoIP application systems, PSTN gateways and other related VoIP telecom services equipment, further provided that Clearwire acknowledges that BCE Nexxia may convert and migrate to an alternative Third Party Provider for voicemail systems application. Unless doing so would result in Clearwire having to pay higher Charges than those that would have been payable had a Dedicated Third Party Provider Agreement been entered into with BCE Nexxia as principal, Clearwire shall execute such Dedicated Third Party Provider Agreements as principal and shall be directly liable to the Third Party Provider for all obligations under such Dedicated Third Party Provider Agreement and will be entitled to benefit from all rights and recourses thereunder. Otherwise, such Dedicated Third Party Provider Agreement will be executed by BCE Nexxia as principal and Clearwire will assume all costs and expenses thereunder as part of the Charges. Clearwire agrees that, for any Dedicated Third Party Provider Agreement entered into by BCE Nexxia as principal, BCE Nexxia shall use commercially reasonable efforts to obtain the right to assign such Dedicated Third Party Provider Agreements to Clearwire upon Clearwire's request, provided that Clearwire shall indemnify and hold BCE Nexxia harmless with respect to any and all obligations or liabilities which arise following the date of an assignment of a Dedicated Third Party Provider Agreement and shall use commercially reasonable efforts to obtain a release of all liabilities BCE Nexxia may have thereunder other than those relating to a BCE Nexxia breach. All Third Party Provider Agreements in which Clearwire is principal shall include provisions that identify BCE Nexxia as Clearwire's agent and give to BCE Nexxia
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all rights to enforce the terms and conditions thereof. Provided BCE Nexxia exercises its enforcement rights under any such Dedicated Third Party Provider Agreement, whether as principal or as Clearwire's agent, as the case may be, BCE Nexxia shall be deemed to have fulfilled all of its obligations and duties to enforce such Dedicated Third Party Provider Agreements and to provide Services in accordance with the performance standards and obligations set forth in
Section 2.3 and under this Section 2.6 to the extent of the adverse impact resulting from the breach of such Dedicated Third Party Provider Agreements.

BCE Nexxia shall (unless otherwise requested by Clearwire in its sole discretion from time to time), on and from the Effective date, be responsible for managing on behalf of Clearwire Third Party Providers under the Dedicated Third Party Provider Agreements. To that end, where BCE Nexxia is acting either as an agent of Clearwire or as principal under a Dedicated Third Party Provider Agreement, BCE Nexxia shall conduct itself in such a manner and use commercially reasonable efforts to reduce the financial responsibility and liabilities of Clearwire under the applicable Dedicated Third Party Provider Agreements. For greater certainty, and provided that BCE Nexxia complies with the obligations set out in this Section 2.6, BCE Nexxia shall not be liable to Clearwire, under any circumstances, for the performance or non-performance of Third Party Providers pursuant to Dedicated Third Party Provider Agreements.

2.7 IDEM: Prior to the execution of any Dedicated Third Party Agreements, unless otherwise directed by Clearwire, and through the Project Management Office, BCE Nexxia shall:

      (a) Consult with Clearwire during the course of the negotiations, and obtain written approval from Clearwire as provided in Section 2.6; and

      (b) make commercially reasonable efforts to negotiate arrangements that shall provide Clearwire access to such Third Party Providers' services on commercially advantageous terms, including appropriate service level agreements and pricing parameters.

Without limiting the generality of the foregoing and subject to the limitation on its liability set forth in Section 2.6, BCE Nexxia shall keep Clearwire informed about performance issues or alleged breaches under any Dedicated Third Party Provider Agreements, and shall undertake either as principal or as agent for Clearwire such enforcement actions as may be directed by Clearwire from time to time (including settlement of the dispute), provided that the action requested by Clearwire does not violate Applicable Law, that Clearwire agrees to reimburse BCE Nexxia for its reasonable, out-of-pocket costs in such enforcement action, and that when acting upon such instructions BCE Nexxia is relieved of its warranty obligations set forth in Section 2.3 to the extent impacted by such instructions. Clearwire shall not take any action, or cause any action to be taken, which would impair or jeopardize the delivery of services pursuant to the Dedicated Third Party Provider Agreements.

2.8 TAKE BACK OF SERVICE ELEMENTS: Clearwire may, from time to time, request BCE Nexxia to transfer or otherwise assign the accountability and responsibility for the Service Elements provided on a Dedicated basis by Third Party Providers and identified in Schedule 5 (the "TAKE BACK SERVICE ELEMENTS"), and BCE Nexxia shall promptly accomplish such transfer or

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assignment. Such requests shall be deemed Change Communications hereunder and shall be managed and administered by the Parties pursuant to Section 7 hereof. For greater certainty, Clearwire hereby acknowledges that in assuming accountability and responsibility for the delivery of Service Elements, which were previously provided by BCE Nexxia, BCE Nexxia's ability to comply with the obligation set out in Section 2.3 and Section 2.6 may be impacted and BCE Nexxia shall be released from such obligation to the extent BCE Nexxia's compliance is adversely affected by such transfer or assignment.

2.9 TITLE: Clearwire and BCE Nexxia agree that Clearwire shall own all rights to equipment and third party Software, that are paid for by Clearwire and provided on a Dedicated basis, even if the procurement was arranged and managed by BCE Nexxia and even if such property is located on the premises of BCE Nexxia or a Third Party Provider. BCE Nexxia shall deliver to Clearwire, at Clearwire's request from time to time, bills of sale and other documents evidencing Clearwire's ownership or other interests under this Agreement.

2.10 COOPERATION: The Parties shall cooperate with each other, including providing information, approvals and acceptances, and making available management decisions, as reasonably required by either Party so that it may accomplish its obligations and responsibilities under this Agreement.

2.11 FULFILLMENT OF OBLIGATIONS: In order to give effect to this Agreement each Party shall be required to perform its respective obligations under this Agreement in a manner which is timely and reasonably complete. The Parties acknowledge that any failure to perform by one Party in this respect may negatively impact the other Party's ability to perform its own obligations.

2.12 CONDUCT OF BUSINESS: Each Party shall comply with all Applicable Laws and shall conduct its business in a professional, competent and ethical manner so as to enhance the business, reputation and goodwill associated with the Services and VoIP Services.

2.13 OTHER OBLIGATIONS OF CLEARWIRE:

      (a) CLEARWIRE PROVIDED EQUIPMENT OR SOFTWARE: Clearwire shall be responsible for any equipment or Software which it provides, for the supply, installation and maintenance of such equipment at sites designated by Clearwire, and for ensuring that such equipment or Software is (i) installed and maintained according to the manufacturer's specifications and any specifications of BCE Nexxia with respect to interoperability for the purpose of providing the Services, and (ii) compatible with, and does not interfere with, the Services; and(iii) in compliance with all Applicable Laws;

      (b) ACCESS TO INFORMATION: Clearwire shall provide information, including Confidential Information, and assistance as is reasonably required by BCE Nexxia in order to enable BCE Nexxia to meet its obligations under this Agreement;

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      (c)   FORECASTS: Clearwire shall endeavor to provide BCE Nexxia with detailed forecast information, including demand for VoIP Service, as part of the Quarterly Planning Documents, and network capacity requirements, to assist BCE Nexxia with capacity and other Services planning. BCE Nexxia acknowledges that Clearwire is a start-up business, with limited experience forecasting usage of VoIP Service, and that forecasts provided by Clearwire from time to time under this Section or otherwise might be materially in error. Clearwire acknowledges that the lack of accurate forecasts (if such forecasts are materially in error) may impact BCE Nexxia's ability to efficiently and effectively deliver the Services in the most cost effective manner. The Parties acknowledge that such forecasts merely provide an estimate of future requirements and do not reflect or create any commitments or obligations which are binding on either Party;

      (d) MAINTENANCE INTERRUPTIONS: Clearwire shall, as reasonably required by and in the reasonable discretion of BCE Nexxia, permit BCE Nexxia to interrupt the Services from time to time in order to provide maintenance in respect of the Services, on reasonable notice to Clearwire;

      (e) OUT OF TERRITORY OBLIGATION: Where Clearwire and/or any of its Affiliates, may do so without violation of any Applicable Laws, fiduciary duties or agreements with third parties, Clearwire and/or its Affiliates shall consider BCE Nexxia as its preferred supplier for the provision of services of a nature substantially similar to the Services outside of the Territory, and to that end Clearwire and its Affiliates shall, subject to the qualifications stated above in this paragraph, provide BCE Nexxia with a ROFP pursuant mutatis mutandis to Section 6.2 hereof, in all instances where Clearwire, or any of its Affiliates, wishes to deploy VoIP services similar to the VoIP Services outside of the Territory. If Clearwire had determined that the potential for a violation of Applicable Laws, fiduciary duties or agreements with third parties exists, Clearwire shall provide BCE Nexxia with reasonable advance notice, prior to relying on the exception provided in this Section 2.13 for potential violation of Applicable Laws, fiduciary duties or agreements with third parties, setting forth in sufficient detail the nature of the potential violation in an effort to allow consultation between Clearwire and BCE Nexxia regarding Clearwire's assessment of the applicability of such exception. If it disagrees with Clearwire's determination BCE Nexxia shall be entitled to invoke the dispute resolution process provided in Section 17.1; provided, however, specific performance shall not be a remedy available to BCE Nexxia. In addition, Clearwire shall exercise reasonable efforts to generate ROFP opportunities for BCE Nexxia for services substantially similar in nature to the Services in all instances where Clearwire has an equity or debt interest or otherwise has contracted arrangements with an entity outside the Territory that is not an Affiliate and wishes to deploy VoIP services similar in nature to the VoIP Services outside of the Territory;

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      (f)   USAGE OF THE SERVICES: Clearwire shall take commercially reasonable steps to ensure that its End Users do not: (i) use the VoIP Services in such a manner that causes interference, or tampers with another authorized user's use of the BCE Nexxia network; (ii) use VoIP Services in a manner that violates the Acceptable Use Policy; or
            (Hi) violate Applicable Laws;

      (g) TAMPERING WITH SERVICES: Clearwire, its agents, employees or representatives, shall not permit or assist others to use the Services (i) in any manner which interferes unreasonably with BCE Nexxia's network, or access thereto by other Persons; or (ii) for any purpose or in any manner directly or indirectly in violation of Applicable Laws;

      (h)   IMMEDIATE SUSPENSION OF SPECIFIC SERVICES AS A RESULT OF END-USER
            ACTIONS: Clearwire shall include, as part of its End User agreements, provisions which include an acceptable use policy containing terms that are substantially similar to the terms of the Acceptable Use Policy. In addition, Clearwire shall ensure that the End User agreements include a provision disclaiming liability for underlying service providers or suppliers (including BCE Nexxia) and to the extent that any such policy or agreement includes indemnification from a Clearwire End User, BCE Nexxia, in its capacity as a service provider or supplier, shall be a beneficiary thereof. Clearwire shall require each Clearwire End User accessing the VoIP Services to agree to the terms set forth in an acceptable use policy as contemplated above. Clearwire shall determine in its sole discretion how the acceptable use policy will be presented to its End Users, provided that such presentation shall be in such manner as to be enforceable under the terms of the End User agreement. The Parties shall establish within sixty (60) days from the Effective Date a process respecting discontinuance of VoIP Services to any particular End User that is identified by BCE Nexxia or Clearwire as having violated the applicable acceptable use policy. If the Parties are unable to agree on the foregoing process respecting discontinuance of VoIP Services, BCE Nexxia shall have the right, acting reasonably, to discontinue or suspend provision of the Services, solely with respect to the activities of an End User which gives rise to a breach of the Acceptable Use Policy and only after Providing Clearwire with reasonable advance notice in the circumstances;

      (i) CLEARWIRE AFFILIATES: Clearwire shall cause all Persons which subsequently become Affiliates and which provide VoIP Services in the Territory to become parties to this Agreement, so long as doing so is not in violation of Applicable Laws, fiduciary duties or agreements with third parties. If Clearwire has determined that the potential for a violation of Applicable Laws, fiduciary duties or agreements with third parties exists, Clearwire shall provide BCE Nexxia with reasonable advance notice, prior to relying on the exception provided in this Section 2.13 for potential violation of Applicable Laws, fiduciary duties or agreements with third parties setting forth in sufficient detail the nature of the potential violation in an effort to allow consultation between Clearwire and BCE Nexxia regarding Clearwire's assessment of the applicability of such exception.

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            If it disagrees with Clearwire's determination BCE Nexxia shall be entitled to invoke the dispute resolution process provided in
            Section 17.1; provided, however, specific performance shall not be a remedy available to BCE Nexxia.

2.14 OTHER OBLIGATIONS OF BCE NEXXIA:

      (a) BCE NEXXIA PROVIDED EQUIPMENT OR SOFTWARE: Subject to the assistance of Clearwire in providing maintenance and installation services in the Territory, BCE Nexxia shall be responsible, for any equipment or Software which it provides other than through Dedicated Third Party Provider Agreements, for the supply, installation and maintenance of such equipment and for ensuring that such equipment or Software is
            (i) installed and maintained according to the manufacturer's specifications, (ii) compatible with, and does not interfere with, the Services or the VoIP Services, and (iii) in compliance with all Applicable Laws.

      (b) ACCESS TO INFORMATION: BCE Nexxia shall provide information, including Confidential Information, and assistance as is reasonably required by Clearwire in order to enable Clearwire to monitor BCE Nexxia's performance under this Agreement and for Clearwire to provide VoIP Services to End Users.

2.15 CLEARWIRE REPRESENTATIONS AND WARRANTIES: Clearwire Corporation and each of its Affiliates signatory to this Agreement represents and warrants to BCE Nexxia Corporation and Bell Canada as follows, and agrees that each of their representations and warranties in this Agreement shall continue to be true and correct throughout the Term of this Agreement:

      (a) ORGANIZATION AND GOOD STANDING. It is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

      (b) AUTHORIZATION AND VALIDITY OF AGREEEMENT. It has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by it of this Agreement have been duly and validly authorized and no additional corporate authorization or consent is required in connection with the execution delivery and performance by it of this Agreement. This Agreement has been duly and validly executed and constitutes its valid and legally binding obligation, enforceable against Clearwire in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

      (c) CONFLICTS WITH OTHER AGREEMENTS. The execution of this Agreement by it and the performance of its obligations hereunder does not and will not violate or conflict with the terms and conditions of any other agreement, arrangement or understanding entered into by it.

      (d) AUTHORIZATIONS. It has obtained and shall maintain in full force during the Term such federal, state and local authorizations, including, but not limited to, from

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            Regulatory Authorities, as are necessary to perform its obligations under this Agreement.

      (e) COMPLIANCE WITH LAW AND EXPORT CONTROLS. It shall at all times comply with all applicable U.S. and foreign federal, state, and local laws, rules, and regulations relating to the execution, delivery, and performance of this Agreement. It shall not export or re-export such items or any direct product thereof or undertake any transaction in violation of any such laws or regulations. It shall cooperate with BCE Nexxia, and shall coordinate compliance with BCE Nexxia regarding all such export laws in respect of all such items exported or imported hereunder.

      (f) CAPITALIZATION. All Securities when issued and delivered by Clearwire pursuant to the terms of this Agreement will be duly authorized, validly issued, fully paid, and non-assessable, and free and clear of all liens, changes, claims and encumbrances imposed by or through Clearwire. The number of Class A Shares issuable pursuant to the terms of this Agreement will be duly authorized, reserved and maintained for issuance and delivery in accordance with the terms of this Agreement at the time of issuance or, at any time during the Term, Clearwire does not have a sufficient number of authorized but unissued Class A Shares to enable Clearwire to meet its issuance and delivery obligations pursuant to this Agreement, Clearwire will use its best efforts to amend its certificate of incorporation to increase its Class A Shares in an amount sufficient to comply with its issuance and delivery obligations pursuant to this Agreement.

2.16 BCE NEXXIA REPRESENTATIONS AND WARRANTIES: Each of BCE Nexxia Corporation and Bell Canada represents and warrants to Clearwire Corporation as follows and agrees that each of their representations and warranties in this Agreement shall continue to be true and correct throughout the Term of this Agreement:

      (a) ORGANIZATION AND GOOD STANDING. It is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

      (b) AUTHORIZATION AND VALIDITY OF AGREEMENT. It has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by it of this Agreement have been duly and validly authorized and no additional corporate authorization or consent is required in connection with the execution delivery and performance by it of this Agreement. This Agreement has been duly and validly executed and constitutes its valid and legally binding obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principled of equity.

      (c) CONFLICTS WITH OTHER AGREEMENTS. The execution of this Agreement by it and the performance of its obligations hereunder does not and will not violate or conflict with the terms and conditions of any other agreement, arrangement, or understanding entered into by it where such a violation or conflict would have a

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            materially adverse effect on it or its ability to perform its obligations under this Agreement.

      (d) AUTHORIZATIONS. It shall obtain and shall maintain in full force during the Term such federal, state and local authorizations, including, but not limited to, from Regulatory Authorities, as are necessary to perform its obligations under this Agreement.

      (e) COMPLIANCE WITH LAW AND EXPORT CONTROLS. It shall at all times comply with all applicable U.S. and foreign federal, state, and local laws, rules, and regulations relating to the execution, delivery, and performance of this Agreement and Services, technology and software covered by this Agreement provided by BCE Nexxia. It shall not export or re-export such items or any direct product thereof or undertake any transaction in violation of any such laws or regulations. It shall cooperate with Clearwire, and shall coordinate compliance with Clearwire regarding all such export laws in respect of all such items exported or imported hereunder.

                                    SECTION 3
                              CHARGES AND FINANCING

3.1 INVOICING TERMS:

      (a) FREQUENCY; DETAIL: BCE Nexxia shall invoice Clearwire for Charges on a monthly baiss specifying in each case whether the Charges were incurred by it in Canadian or U.S. denominated amounts. Each invoice shall be accompanied by a detailed description of the Services that resulted in the Charges, and an itemization of the Charges, including unit costs, usage calculations, recurring and non-recurring charges, and other detail.

      (b) PRICING PRINCIPLE EXCEPTION: Notwithstanding the general principle that Services under this Agreement are to be provided by BCE Nexxia to Clearwire on an [***] nothing herein shall be construed or interpreted as to impose an obligation on BCE Nexxia to provide the Services on an [***]

            (i) [***]

            (ii) [***]



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      (c)   PAYMENTS:

            (i) Except to the extent disputed in good faith pursuant to Section 3.1(d), Clearwire shall pay each invoice in Canadian or U.S. currency (as specified in the invoice) within thirty (30) days from the date of its receipt, subject to a late payment charge at the rate specified in such invoices together with any applicable Impositions. The interest rate, which rate may vary from time to time but shall not exceed 1.5% per month (19.56% per year), shall be calculated from the date an invoice is received, if not paid within the prescribed period.

            (ii) Notwithstanding Section 3.1(b)(i) and subject to the notice requirements set forth below, BCE Nexxia does not have any obligation to continue to provide particular Service Elements that are provided by Third Party Providers if BCE Nexxia's total financial exposure arising from [***] and commitments made for the benefit of Clearwire with respect to the Third Party Providers of such particular Service Elements in the applicable Third Party Provider Agreements, exceeds [***] Conversion from Canadian to U.S. funds in making this calculation are to be based upon interbank rates published in the Wall Street Journal on the day that the test is applied, or the most recent, prior publication day. BCE Nexxia shall provide Clearwire with regular written reports reflecting the calculation of the amount of BCE Nexxia's financial exposure. Ten
            (10) Business Days prior to the suspension of Services, BCE Nexxia shall provide Clearwire with written notice that its financial exposure exceeds [***] during which time Clearwire may provide BCE Nexxia with assurances limiting BCE Nexxia's financial exposure in a manner reasonably acceptable to the Parties, e.g., immediate payment in cash or cash equivalents, prepayment of amounts due with respect to the Third Party Provider providing the particular Service Elements referred to above, the establishment of appropriate letters of credit, securitization of Clearwire's obligations, or third party guaranties from financially sound Persons.

      (c) CHALLENGE: Subject to the provisions of Section 5.3, if Clearwire challenges any amounts included within the definition of Charges, BCE Nexxia shall deliver to Clearwire an officer's certificate attesting to the accuracy of the challenged Charges and providing reasonably detailed explanation and support for such Charges. If Clearwire still challenges the Charges, either Party may submit the matter to the Dispute resolution process in Section 17. Clearwire shall not be required to pay the disputed portion of any invoice until the dispute is resolved, either directly by the Parties or through the Dispute resolution process in Section 17.

3.2 ADDITIONAL FEE: In addition to any payment for Charges, BCE Nexxia shall be entitled to an additional fee during the Term of this Agreement, calculated and
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      (a)   DETERMINATION OF FEE:

            (i) Increase in the Number of End Users: At the end of each calendar quarter, Clearwire shall promptly, but no later than thirty (30) days following the end of such quarter, determine the number of Clearwire End Users as of such date who have paid Clearwire for three (3) months of VoIP Services where VoIP Services are identified as a separate line item or charge or, if not identified as a separate line item or charge, where Clearwire has been paid for three (3) months of any services comprised at least in part of VoIP Services. The increase, if any, in the number of End Users over the highest number of End Users for any calendar quarter preceding such calendar quarter (the "NEW END USERS") shall be multiplied by applicable New End User Payment (as defined below) to determine the amount due to BCE Nexxia and payable as provided below. The "NEW END USER PAYMENT" shall be equal to [***] until such time as the aggregate total of all of Clearwire's End Users equals [***] at which time the amount shall be reduced, on a going forward basis, to [***] if there are no New End Users for a given calendar quarter or there is a decrease in the number of Clearwire's End Users for a given calendar quarter, then no fee shall be payable under this
            Section 3.2(a)(i) for such calendar quarter. For purposes of the calculation of New End Users, only End Users of VoIP Services that are supported by BCE Nexxia through the arrangement and supply of the Services as provided herein shall be included.

            (ii) ADDITIONAL Lines: An End User may purchase additional service from Clearwire that enables a separate and distinct simultaneous conversation ("ADDITIONAL LINES"), as distinguished from multiple numbers. At the end of each calendar quarter, Clearwire shall promptly, but no later than thirty (30) days following the end of such quarter, determine the number of Additional Lines for each Clearwire End User as of such date who have paid Clearwire for three
            (3) months of Additional Lines where Additional Lines are identified as a separate line item or charge or, if not identified as a separate line item or charge, where Clearwire has been paid for three (3) months of any services comprised at least in part of Additional Lines. The increase, if any, in the number of Additional Lines over the highest number of Additional Lines for any calendar quarter preceding such calendar quarter (the "NEW ADDITIONAL LINES") shall be multiplied by Clearwire's average revenue per New Additional Line during such quarter, taking into account for purposes of determining such average only those Additional Lines for which Clearwire charges its End Users, and payable as provided below. If there are no New Additional Lines for a given calendar quarter or there is a decrease in the number of Additional Lines for a given calendar quarter, then no fee shall be payable under this
            Section 3.2(a)(ii) for such calendar quarter. For purposes of the calculation of this portion of the additional fee, only Additional Lines of End Users of VoIP Services that are supported by BCE Nexxia through the arrangement and supply of the Services as provided herein shall be included.

      (b) CHALLENGE: BCE Nexxia may challenge Clearwire's New End User calculation



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            pursuant to Section 3.2 (a), if BCE Nexxia, acting in good faith, believes that Clearwire's calculation is in error, in which case Clearwire shall deliver to BCE Nexxia an officer's certificate attesting to the accuracy of the challenged number of New End Users and providing reasonably detailed explanation and support for such calculation. If BCE Nexxia still challenges the number of New End Users for the purpose of Section 3.2(a), either Party may submit the matter to the Dispute resolution process in Section 17, in which event no payment shall be due with respect to the disputed calculation until resolution of the Dispute in accordance with
            Section 17. Notwithstanding the foregoing, Clearwire shall be required to issue Class A Shares or make cash payment, pursuant to
            Section 3.2(c), with respect to any undisputed New End User.

      (c) PAYMENT IN EQUITY OR CASH. If Clearwire has closed a round of equity financing in which shares of Clearwire's Class A common stock ("CLASS A SHARES") or any other equity securities convertible into Class A Shares ("CONVERTIBLE SECURITIES") were sold to Persons other than current shareholders of Clearwire exercising conversion rights previously granted (provided that any sale to any Affiliate of Clearwire shall be for an amount of at least Ten Million Dollars ($10,000,000) in order to be an admissible round of equity financing under this Section 3.2), within ninety (90) days prior to the end of the applicable calendar quarter, the amount, if any, due to BCE Nexxia for such calendar quarter under Section 3.2(a) shall be paid by the issuance to BCE Nexxia Corporation or Bell Canada (as designated by BCE Nexxia) by Clearwire of additional Class A Shares. The number of Class A Shares pursuant to Section 3.2(a) to be issued shall be calculated by dividing the total amount due to BCE Nexxia for such calendar quarter by the price per share paid for any Class A Shares (or the conversion price at the time of issuance of any such Convertible Securities, as applicable) by such Persons in such equity financing. If no such round of equity financing has been closed within such ninety (90) day period, Clearwire shall, at its option, either pay BCE Nexxia Corporation or Bell Canada (as designated by BCE Nexxia) the amount due in cash or by the issuance to BCE Nexxia Corporation or Bell Canada (as designated by BCE Nexxia) of Class A Shares based upon the price per share paid for any Class A Shares (or the conversion price at the time of issuance of any such Convertible Securities, as applicable) in the most recently closed round of equity financing regardless of when such round of equity financing closed (giving effect to any stock split, stock dividend, reserve stock split, recapitalization, reorganization or other distribution). In any case, the Class A Shares shall be issued or the cash payment made within fifteen (15) days following the date that Clearwire confirms the number of New End Users. If the fee payable in respect of New End Users receiving Clearwire's VoIP Services through a reseller becomes unreasonable in light of Clearwire's arrangements with such reseller in the reasonable determination of the Parties, then the Parties will negotiate in good faith appropriate changes to the amount payable to BCE Nexxia for each such New End User under this Section 3.2. In the event of a termination of this Agreement for any reason, other than as a result of a Material Breach by BCE Nexxia, a determination of the number of New End Users at the date of

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            termination (following, for greater certainty, the Transition
            Assistance Period) will be made as provided above and Clearwire shall pay to BCE Nexxia Corporation or Bell Canada (as designated by BCE Nexxia) an amount equal to the number of such New End Users multiplied by the applicable New End User Payment. In all cases, Clearwire shall be obligated to pay Impositions, if any, applicable to the payment of the Additional Fees.

      (d) TAX EFFICIENCIES. The Parties agree to fully cooperate with each other to enable each to more accurately determine the proper treatment of applicable Impositions to the Services provided pursuant to this Agreement, in order to determine their respective tax liability and to minimize such liability to the extent legally permissible. BCE Nexxia shall provide to Clearwire at appropriate intervals, a completed and executed Form, W-8BEN, Certificate of foreign Status of Beneficial Owner for United States Tax Withholding, in support of BCE Nexxia's claim that all or a portion of the payments made by Clearwire pursuant to Section 3.2 are exempt from any withholding taxes or are eligible to a reduced rate of withholding taxes.

      (e) REPRESENTATIONS AND WARRANTIES. Each of BCE Nexxia Corporation and Bell Canada represents and warrants to Clearwire that the following statements are true and correct on the Effective Date and will be true and correct on the date of issuance of any Class A Shares under this Section 3.2:

            (i) It is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Bell Canada is not a "U.S.Person" as that term is defined under Rule 902 of Regulation S Promulgated under the Securities Act. Bell Canada is not acquiring the Securities for the account or benefit of any U.S. Person.

            (ii) The Class A Shares to be acquired under this Section 3.2 (the "SECURITIES") are being acquired by BCE Nexxia for investment purpose only, for its own account and not with the view to any resale or distribution thereof, and it is not participating, directly or indirectly, in an underwriting of such Securities, and will not take, or cause to be taken, any action that would cause it to be deemed an "underwriter" of such Securities as defined in
            Section 2(11) of the Securities Act.

            (iii) It acknowledges that is has been offered an opportunity to ask questions of, and received answers from, Clearwire Corporation concerning Clearwire Corporation and its proposed investments, and that, to its knowledge, Clearwire Corporation has fully complied with any request for such information.

            (iv) It has been furnished Clearwire Corporation's Disclosure Memorandum, dated January 10, 2005, the exhibits thereto and any other documents which may have been made available upon request (collectively, the "OFFERING DOCUMENTS"). It has carefully read the Offering Documents and understands and

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            has evaluated the risks of a purchase of the Securities, including the risks set forth in the Offering Documents under "Risk Factors".

            (v) It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, is able to bear such risks, and has obtained, in its judgment, sufficient information from Clearwire Corporation to evaluate the merits and risks of an investment in the Securities. It has evaluated the risks of investing in Clearwire Corporation and has determined that the Securities are a suitable investment for it.

            (vi) Neither Clearwire nor any person acting on Clearwire's behalf has offered, offered to sell, offered for sale of sold the Class A Shares to be issued under this Section 3.2 to it by means of any form or general solicitation or general advertising.

            (vii) It is not relying on Clearwire Corporation with respect to tax and other economic considerations involved in this transaction. It acknowledges that it has been advised by Clearwire Corporation to consult with its tax or financial consultants prior to entering into this Agreement.

            (viii) This Agreement has been executed by Bell Canada outside the "United States" (as defined in Rule 902 (i) of Regulation S). Bell Canada is acquiring the Securities in an "offshore transaction" (as defined in Rule 902(h) of Regulation S). The Securities were not offered to Bell Canada in the United States and at the time of execution of this Agreement and the time of any offer to Bell Canada to purchase the Securities hereunder, Bell Canada was physically outside of the United States.

      (f) RESTRICTED SECURITIES. Each of BCE Nexxia Corporation and Bell Canada understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of BCE Nexxia Corporation and Bell Canada's respresentations as expressed herein. Each of BCE Nexxia Corporation and Bell Canada understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws, and it agrees not to transfer the Securities unless the transfer of the Securities is made (i) in accordance with the provisions of Regulation S under the Securities Act, (ii) pursuant to an effective registration under the Securities Act and qualification under any applicable state securities laws, or (iii) pursuant to an available exemption from such registration and qualification requirements. Each of BCE Nexxia Corporation and Bell Canada further agrees not to engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act. Each of BCE Nexxia Corporation and Bell Canada acknowledge that Clearwire Corporation has no obligation to register or qualify the Securities for resale, except as set forth in that certain Registration Rights Agreement between Clearwire and certain of its stockholders, dated March 16, 2004, and that Clearwire Corporation is required to refuse to register any transfer not made in

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            accordance with the provisions of this Section 3.2 (d) Each of BCE
            Nexxia Corporation and Bell Canada further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to Clearwire Corporation which are outside of its control, and which Clearwire Corporation is under no obligation to satisfy and may not be able to satisfy. Each of BCE Nexxia Corporation and Bell Canada also acknowledges that the certificates representing the Securities shall bear the restrictive legends required under applicable federal and state securities laws and the Stockholders Agreement (as defined below).

      (g) STOCKHOLDERS AND OTHER AGREEMENTS. As a condition to Clearwire Corporation's obligation to issue any Class A Shares to BCE Nexxia Corporation and Bell Canada hereunder, each of BCE Nexxia Corporation and Bell Canada agrees to execute to the extent not already done a joinder to that certain Amended and Restated Stockholders Agreement, dated as of March 16, 2004 between Clearwire Corporation and its stockholders (THE "STOCKHOLDERS AGREEMENT") and become bound thereby and benefit from the rights thereunder. Clearwire Corporation also agrees to execute such joinder. In addition, to the extent BCE Nexxia Corporation or Bell Canada is not a party thereof at the time it becomes an owner of Class A Shares under this Section 3.2, the Parties agree to execute: (i) a joinder to that certain Registration Rights Agreement between Clearwire Corporation and certain of its stockholders, dated March 16, 2004 and (ii) that certain side agreement between Clearwire Corporation, Bell Canada and Eagle River Holdings, LLC, dated as of the date of this Agreement ("SIDE AGREEMENT").

      (h) ASSIGNMENT TO AFFILIATES. Each of BCE Nexxia Corporation and Bell Canada shall be permitted to assign its rights under this Section
            3.2 to any one of its Affiliates; provided, that such Affiliate makes the representations and warranties set forth in this Section
            3.2 to Clearwire and agrees to fulfill BCE Nexxia Corporation and Bell Canada's obligations hereunder, including, without limitation, the obligation to execute a joinder to the Stockholders Agreement.

3.3 FINANCING: BCE Nexxia shall make available to Clearwire financing in the amount of Ten Million Dollars ($10,000,000) as outlined in the Term Sheet, attached hereto as Schedule 3. Clearwire shall have the right to draw the entire amount of such financing in one or more draws, on or after the date of execution of the loan documents evidencing such financing, but Clearwire will not have the right to re-borrow amounts borrowed and repaid by Clearwire.

3.4 MOST FAVORED CUSTOMER PRICING: If BCE Nexxia enters into an agreement to provide services that are, in the aggregate, substantially similar in nature, type and annual volume to the Services provided under this Agreement, then if aggregate consideration received by BCE Nexxia under such agreement (considered on an annualized basis for the term of the agreement) is lower than the aggregate consideration received by BCE Nexxia under this Agreement (i.e. the Charges and the additional fee set out in Section 3.2, again considered on an annualized basis for the term of the Agreement), the whole taking into account service levels and geographic disparities and any underlying costs transferred from Third Party Providers, the Parties agree to renegotiate in good faith the terms of this Agreement so that the aggregate consideration paid by Clearwire to BCE Nexxia hereunder will not exceed the aggregate consideration paid under the aforementioned agreement. In addition, if BCE Nexxia enters into an agreement to provide any of the type of Service sold by BCE Nexxia on a commercial basis, where such Service is substantially similar in nature, type and annual volume to the Service provided under this Agreement, then if the consideration received by BCE Nexxia for such Service under such agreement (considered on an annualized basis for the term of the agreement) is lower than the consideration received by BCE Nexxia under this Agreement for such Service, the whole taking into account service levels and geographic disparities, the Parties agree to renegotiate in good faith the terms of this Agreement so that the consideration paid by Clearwire to BCE Nexxia hereunder for such Service will not exceed the consideration paid for such Service under the aforementioned agreement.



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[***]

                                   SECTION 4
                              TERM AND TERMINATION

4.1 TERM: The term and conditions of this Agreement shall remain in effect from the Effective Date until terminated in accordance herewith (the "TERM"); provided, however, either Party may terminate this Agreement without cause, upon twelve (12) months prior written notice, which termination notice can be served by either Party to the other at any time beginning on October 1, 2007 provided however that BCE Nexxia will be entitled to serve such termination notice at any time following a Change of Control of Clearwire LLC or Clearwire Corporation in favor of a Major Provider or a Canadian Competitor, and that Clearwire will be entitled to serve such termination notice at any time following a Change of Control of BCE Nexxia, BCE Inc. or Bell Canada in favor of a Major Provider. A party that receives a notice of a proposed Change of Control (the "NON-CHANGING PARTY") in accordance with this Section 4.1 shall respond within sixty days of receipt of such notice to inform the other Party as to the Non-Changing Party's election regarding the exercise of its termination rights under this section
4.1. A failure of a Non-Changing Party to respond within such sixty day period shall constitute a decision by the Non-Changing Party not to terminate this Agreement as provided in this Section 4.1 as a result of such Change of Control. For greater certainty and for the purpose of this Agreement, the Term shall also be deemed to include any Termination Transition Period as contemplated by this Agreement except as otherwise provided in this Agreement.

4.2 TERMINATION FOR CAUSE:

      (a) Either Party (the "NON-DEFAULTING PARTY") may elect to terminate, in whole or in part, without liability, this Agreement upon the other Party's (the "DEFAULTING PARTY") failure to cure a curable Material Breach hereunder within thirty (30) days after delivery of written notice thereof. Notwithstanding the foregoing, if the Material Breach by the Defaulting Party reasonably requires more than thirty
            (30) days to cure, the Defaulting Party shall be deemed in compliance with the terms and conditions of the Agreement, provided that the



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            action taken to cure the Material Breach is promptly commenced upon receipt by the Defaulting Party of a notice of Material Breach, and is thereafter continuously prosecuted with due diligence to completion and is completed within a reasonable period of time, and provided that the Defaulting Party keeps the Non-Defaulting Party well informed at all times of its progress in curing the non-compliance. The failure by Clearwire to pay any undisputed amounts due or issue any of the equity interests under Section 3 within thirty (30) days after receipt of notice of non-payment, without any requirement for any additional notice, shall constitute a Material Breach for which BCE Nexxia may terminate this Agreement.

      (b) Either Party (the "TERMINATING PARTY") may elect to terminate this Agreement with no liability, if the other party, or such other Party's parent becomes Financially Uncertain (the "AT RISK PARTY"). For the purpose of this Section a Party, or its parent, shall be considered "Financially Uncertain" if it:

            (i) generally fails to pay, or admits in writing its inability to pay, material debts when they become due, and fails to pay such debts within thirty (30) days following its receipt of notice from any other entity that payment is past due;

            (ii) subject to any writ, judgement, warrant of attachment, execution, or similar process issued or levied against a substantial part of its property, assets, or business; or

            (iii) takes or has taken or has instituted against it any action or proceeding whether voluntary or involuntary which has an object or may result in the bankruptcy or winding up or reorganization of a Party, or a Party's parent other than a voluntary winding up or reorganization by members for the purpose of a reconstruction or amalgamation, or is placed under official management or enters into a compromise or other arrangement with its creditors or any class of them or an administrator, trustee, receiver, manager, or similar person is appointed to carry on its business or to take control or possession of any of its assets for the benefit of its creditors or any of them.

            The At Risk Party shall notify the Terminating Party of the occurrence of any event specified above within three (3) Business Days, or within a reasonable period thereafter, of their receipt of notice of, or knowledge of, any occurrence of such an event, or alternatively provide confirmation in writing within three (3) Business Days, or within a reasonable period thereafter, upon request from the Terminating Party, whether or not any of the above event has occurred. In addition, if a proceeding is commenced under any provision of the United States Bankruptcy Code, voluntary of involuntary, by or against a Party or a Party's parent, and this Agreement has not been terminated, the other Party may file a request with the Bankruptcy Court to have the court set a date within sixty (60)

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            days after the commencement of the case, by which the debtor shall assume or reject this Agreement, and the debtor shall cooperate and take whatever steps are necessary to assume or reject such contracts by such date.

            A Party shall not be considered an At Risk Party under the foregoing descriptions if an involuntary bankruptcy procedure is instituted against that Party by any third party and the Party contests the involuntary bankruptcy procedure in good faith and within a reasonable period of time. A Party shall not be considered an At Risk Party under the foregoing descriptions if a writ, warrant of attachment, execution, or similar process is issued or levied against a substantial part of the Party's property, assets or business as a result of an involuntary bankruptcy procedure filed by any third party and the Party contests the involuntary bankruptcy procedure in good faith and within a reasonable period of time.

      (c) In the event the Parties are unable to reach an agreement on an appropriate manner for addressing whether (each of the following a "TERMINATION DISPUTE"):

            (i)    a Party is Financially Uncertain pursuant to Section 4.2(b);

            (ii)   a Material Breach has occurred;

            (iii)  a Material Breach is cured as contemplated in
                   Section 4.2(a); or

            (iv)   a Material Breach is not capable of being remedied,

either Party may request in writing that such matter be referred to the dispute resolution mechanism set out in Section 17 for an appropriate resolution.

4.3 TERMINATION TRANSITION ASSISTANCE: In the event of a termination for convenience or for cause by either BCE Nexxia or Clearwire pursuant to Section 4.1, BCE Nexxia shall provide Termination Transition Assistance accordance with the provisions hereof, including the preparation of one or more plans in respect thereof which shall include, without limitation, the transfer of possession or assignment of any Take Back Service Elements pursuant to Section 2.8. The Parties shall act in good faith and reasonably and shall develop and implement transition plan(s); with the intent to reduce the likelihood of any material adverse impact to End Users, including suspension of VoIP Services to End Users or degradation in the Services. For greater certainty, BCE Nexxia shall not be required and Clearwire shall not be authorized, as part of Termination Transition Assistance, to respectively provide or seek the removal of any BCE Nexxia Deployed IP when such BCE Nexxia Deployed IP was deployed in Canada prior to the commencement of a Termination Transition Period.

4.4 TERMINATION FOR CONVENIENCE - CHARGES FOR TRANSITION: In the event of a termination by Clearwire for convenience pursuant to Section 4.1, and in consideration for providing Termination Transition Assistance to Clearwire, in accordance with Section 4.3, to the extent that the Services are being provided on a continuing basis as part of the Termination Transition Assistance, Clearwire shall pay the Charges, as contemplated in Section 3.1 and any fees

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pursuant to Section 3.2. In addition to the foregoing, Clearwire shall compensate and indemnify BCE Nexxia for any BCE Nexxia Out-of-Pocket Termination Costs other than any Contract Termination Costs that result from BCE Nexxia's breach of an agreement with a Third Party Provider, where such breach has not been caused by or as a result of the termination of this Agreement by Clearwire pursuant to this Section 4.4.

4.5 BCE NEXXIA TERMINATION - CHARGES FOR TRANSITION: In the event of a termination by Clearwire for cause pursuant to Section 4.2, or a termination by BCE Nexxia for convenience pursuant to Section 4.1, BCE Nexxia shall provide, during a Termination Transition Period, Termination Transition Assistance in accordance with Section 4.3. For greater certainty nothing herein shall be construed as releasing Clearwire, during the Termination Transition Period, from the obligation to pay to BCE Nexxia the Charges associated with the provision of the Services, as contemplated in Section 3.1 and the payment of any fees pursuant to Section 3.2, provided that Clearwire shall not be required to make any payment to BCE Nexxia with respect to BCE Nexxia Out-of-Pocket Termination Costs (other than Contract Termination Costs associated with Dedicated Third Party Provider Agreements) and that if Clearwire terminates this Agreement for cause, Clearwire shall not be required to pay any fees pursuant to Section 3.2 for any period after termination of this Agreement.

4.6 CLEARWIRE TERMINATION FOR CAUSE - TERMINATION COSTS: In the event of a termination by BCE Nexxia for cause pursuant to Section 4.2 hereof, provided that Clearwire agrees to pay in advance all Charges incurred by BCE Nexxia in the Termination Transition Assistance Period, BCE Nexxia shall provide, during a Termination Transition Period, Termination Transition Assistance in accordance with Section 4.3. Clearwire shall pay to BCE Nexxia all Charges associated with the supply of Services and any additional Fees pursuant to Section 3.2 hereof, up to and including the actual date of termination of this Agreement, and shall compensate and indemnify BCE Nexxia for any BCE Nexxia Out-of-Pocket Termination Costs other than any Contract Termination Costs that result from BCE Nexxia's breach of an agreement with a Third Parry Provider.

4.7. CONSEQUENCES OF TERMINATION: Upon the termination (on the date specified in a notice of termination or otherwise herein provided for) and except as otherwise set forth herein or as otherwise agreed to for the Termination Transition Period:

      (a) each Party shall reconvey, relinquish and release to the other Party all rights and privileges granted by this Agreement, except that a Party shall not relinquish any Intellectual Property Rights that have been perpetually licensed to a a Party under Section 11.6 of this Agreement with respect to Joint Inventions;

      (b) each Party shall cease using Confidential Information and Intellectual Property of the other Party. All licenses to each Party's Intellectual Property granted under Section 11 shall terminate. BCE Nexxia grants to Clearwire, effective as of termination of this Agreement, a world wide, non-exclusive and fully paid license to Inventions developed jointly by employees of Clearwire and BCE Nexxia while engaged in work pursuant to this Agreement, provided that such Inventions (i) are integrated into Clearwire Products that exist as of the date of

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            termination of this Agreement, and that they are also integrated in any End Users hardware device (including existing inventory as of the date of termination of this Agreement) and (ii) are used by existing End Users as of the date of termination of this Agreement (save and except with respect to existing inventory as of the date of termination of this Agreement). Should Clearwire require any licenses to any specific BCE Nexxia Deployed IP such BCE Nexxia Deployed IP (except as the same relates to Non-Dedicated Systems) may be made available, subject to the Parties agreeing to commercially reasonable terms and only to the extent that such requested BCE Nexxia Deployed IP is also made available to non-Affiliated entities of BCE Nexxia; and return of any and all Clearwire assets located on BCE Nexxia premises, and assignment of all Take Back Service Elements upon Clearwire's request.

                                    SECTION 5
                                   GOVERNANCE

5.1 EXECUTIVE OPERATING COMMITTEE; The Parties hereby agree to establish an operating committee (the "EXECUTIVE OPERATING COMMITTEE")to provide strategic guidance and oversight in connection with the Parties' objectives and obligations set forth herein.

      (a) The Executive Operating Committee shall consist of an equal number of representatives of each Party. The initial designees to the Executive Operating Committee are set out in Schedule 4. The members of the Executive Operating Committee shall be at the senior executive level of each Party, and each representative shall have appropriate knowledge and experience relevant to the substance of the relationship contemplated herein.

      (b) The Executive Operating Committee shall facilitate the resolution of material disagreements between the Parties to the extent they have not been resolved by the Project Management Office.

      (c) The Executive Operating Committee shall review Quarterly Planning Documents prepared and submitted by the Project Management Office, including the settlement of any disputes arising out of the preparation of such Quarterly Planning Documents.

      (d) The Executive Operating Committee shall consider and consult on market trends, sales and marketing strategies, product development, quality of service, customer satisfaction and other matters agreed upon by the Parties, for the purpose, among other matters, of maximizing efficiencies and facilitating the provision of the Services and the delivery of VoIP Services to End Users.

      (e) Each Party, in its reasonable discretion, may replace its representatives on the Executive Operating Committee, as each Party deems appropriate upon five (5) days prior written notice to the other Party. In addition, the number of members

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            on the Executive Operating Committee may be increased or decreased as mutually agreed to by the Parties.

      (f) The Parties shall consult with each other prior to appointing their representatives on the Executive Operating Committee, but appointments shall be made in the sole discretion of the appointing Party.

      (g) Each Party shall name one of its representatives to serve as a co-chairperson of the Executive Operating Committee.

      (h) The Executive Operating Committee shall meet on a quarterly each year in person. The meetings shall be held alternatively at each Party's place of business (or as otherwise agreed from time to time by the Parties). Except for the regular, quarterly meetings, all Executive Operating Committee representatives must be present at a meeting of the Executive Operating Committee either by phone, in person or by proxy. The Executive Operating Committee shall also meet (which meeting may be in person or by proxy or by teleconference) within ten (10) Business Days' written request by either BCE Nexxia or Clearwire to review an unresolved claim or issue.

      (i) The Executive Operating Committee may appoint subcommittees for individual projects and for any other activities for which the Executive Operating Committee determines a subcommittee is appropriate.

      (j) In addition to the foregoing, the Executive Operating Committee shall meet to: (a) review progress on any projects or initiatives of the Parties; (b) facilitate the resolution of any disputes between the Parties; and (c) direct the Project Management Office to perform additional activities as it sees fit.

      (k) At the end of each calendar quarter during the term of the Agreement, the co-chairpersons of the Executive Operating Committee shall jointly agree on an "Executive Operating Committee Progress Report" for delivery to designated senior executives of the Parties.

      (l) the Executive Operating Committee shall not have authority to modify the terms of this Agreement or to waive the rights of either Party. Any such modification or waiver must be in writing, as provided in this Agreement. All actions of the Executive Operating Committee are subject to approval by both Parties.

5.2 PROJECT MANAGEMENT OFFICE: The Parties shall create a project management office (the "PROJECT MANAGEMENT OFFICE"). The Project Management Office shall consist of an equal number of representatives of each Party, or any additional employees or representatives from BCE Nexxia and Clearwire whose involvement shall be required from time to time. The initial designees to the Project Management Office are set out in Schedule 4. Staffing requirements of the Project Management Office shall be reviewed by the Executive Operating Committee

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quarterly, or on "as needed" basis.

      (a) The representatives of each Party on the Project Management Office shall prepare and submit for approval to the Executive Operating Committee, within forty-five (45) days of the Effective Date, a quarterly operations plan for the first quarter following the Effective Date together with a view of the following two quarters (the "INITIAL QUARTERLY PLANNING DOCUMENT") which shall establish the expected role of each Party, asset ownership, coordination of the acquisition of Service Elements and their deployment schedule, together with, without limitation, roadmaps as the same relate to the delivery of the Services and the deployment of a VoIP Services offerings to End Users. Fifteen (15) Business Days prior to the end each quarterly period, the Project Management Office shall develop and submit for approval to the Executive Operating Office a revised operations plan for the following quarter, with a view of the following two quarters (each such quarterly business plans being a "QUARTERLY PLANNING DOCUMENT"). Included in the Initial Quarterly Planning Document and each subsequent Quarterly Planning Document shall be a complete description of the Charges BCE Nexxia intends to incur in connection with providing Services to Clearwire together with a description of all Dedicated Third Party Provider Agreements it proposes to enter into pursuant to Section 2.7 hereof. The written approval of the Initial Quarterly Document and any subsequent Quarterly Planning Document by a Clearwire officer holding the title of Vice President or President shall constitute Clearwire's authorization to incur the costs and expenses included in Charges. Clearwire may not challenge decisions to incur Charges included in the Initial Quarterly Planning Document or any subsequent Quarterly Planning Document once it has been approved in the manner provided in this Section 5.2.

      (b) Subject to the Executive Operating Committee's oversight, the Project Management shall, without limitation:

            (i) oversee general operational activities as such activities relate to the supply by BCE Nexxia and the purchase by Clearwire of the Services and other day-to-day business operations;

            (ii) oversee the identification of Future Services, including the development of Service Plans in association therewith, together with the administration of the First Right of Proposal pursuant to Section 6.2; and

            (iii) perform other activities as the Executive Operating Committee may from time-to-time direct.

      (c) Each Party, in its reasonable discretion, may replace its representatives on the Project Management Office as each Party deems appropriate upon five (5) days prior written notice to the other Party. In addition, the number of members on the Project Management Office may be increased or decreased as mutually agreed to by the Parties.

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      (d)   The Project Management Office shall meet on a monthly basis until such time as there are twenty thousand (20,000) End Users subscribing to the VoIP Services and on a quarterly basis, or as otherwise requested by Clearwire, thereafter. The meetings shall be held alternatively at each Party's place of business (or as otherwise agreed from time to time by the Parties). All Project Management Office representatives must be present at a meeting of the Project Management Office either by phone, in person or by proxy. The Project Management Office shall also meet (which meeting may be in person or by teleconference) within ten (10) Business Days' of a written request by either BCE Nexxia or Clearwire to review an unresolved claim or issue.

      (e) The Project Management Office shall not have authority to modify the terms of this Agreement or to waive the rights of either Party. Any such modification or waiver must be in writing, as provided in this Agreement. All actions of the Project Management Office are subject to approval by both Parties.

5.3 BUDGET: Subject to Section 2.13(c), as part of the Services, BCE Nexxia shall develop and provide Clearwire with, on a quarterly basis, a detailed budget for the Services, for Clearwire's review and approval which shall be included in the applicable Quarterly Planning Document. BCE Nexxia shall update the budget in reasonable intervals, as circumstances warrant, and shall give Clearwire written notice if any budgeted item or category of expenses or Charges is expected to exceed the budget for such item in a material amount. BCE Nexxia shall provide such notice before incurring the charge that is in excess of the budget for such item. Upon receipt of such notice, Clearwire shall promptly review the proposed Charges and budget and either approve such Charges or consult with BCE Nexxia regarding any necessary changes to adhere to the budget. For greater certainty Clearwire hereby acknowledges that the budget for the initial period commencing on the Effective Date and including the next two (2) full calendar quarters, shall represent estimated categories plus amounts for Charges.

                                    SECTION 6
                   FUTURE SERVICES AND RIGHT OF FIRST PROPOSAL

6.1 FUTURE SERVICES: Without limiting BCE Nexxia's rights pursuant to Section
6.2 hereof, the Parties agree to work cooperatively and in good faith as follows:

      (a) The Parties intend to explore such opportunities with a view to increasing the opportunities for the use and deployment of the Future Services (the "NEW DEVELOPMENT INITIATIVES"). Further to the development of New Development Initiatives the Parties shall develop a common understanding of service trends and suggestions for improved cost effectiveness and enhancement with respect to the provisioning of Future Services.

      (b) The Project Management Office shall, within ninety (90) days following the appointment of the Project Management Office, develop an initial list of New Development Initiatives to be examined by the Executive Operating Committee.

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      (c)   The list of and relative priority to be accorded to each of the New
            Development Initiatives shall be reviewed and updated each quarter by the Project Management Office. If the Project Management Office determines not to pursue a New Development Initiative, or cannot agree as to how to pursue a New Development Initiative, the Project Management Office, or any of its members, shall report on an expedited basis the recommendation of the Project Management Office, or lack thereof, to the Executive Operating Committee.

      (d) Upon the determination by the Project Management Office that a sufficient commonality of interest exists for the joint development of a New Development Initiative, it shall designate a team ("DEVELOPMENT TEAM") consisting of a representative from each of BCE Nexxia and Clearwire with the applicable expertise to be responsible for the New Development Initiative. The Development Team shall be instructed to prepare and submit to the Project Management Office a timetable for the presentation of a series of recommendations in respect of the New Development Initiatives ("SERVICE PLANS"). The Services Plans shall include long range plans and short range plans as such plans relate to the evolution and telecommunications requirements. To that end, the Development Team shall include as part of the Service Plans, without limitation, a comprehensive and strategic analysis of network and telecommunications trends and directions, recommendations regarding price, performance and technology trends, long range/short range recommendations for improving cost effectiveness and service levels and an assessment of the appropriate direction for the applications and network platform architecture in light of best business practices, strategies, forecasted demands and competitive market decision. Both Parties agree that nothing herein shall be construed as requiring any Party to incur any costs or expenses in connection with the Services Plans unless otherwise agreed to in writing by the Parties or to disclose information which is considered, by a Party, as confidential

6.2 RIGHT OF FIRST PROPOSAL: In addition to the rights and obligations of the Parties pursuant to Section 6.1, the Parties shall:

      (a) Where Clearwire has requirements for the delivery of any Future Services, Clearwire shall grant to BCE Nexxia a Right of First Proposal ("ROFP") with respect to the supply of all required services and products in support of the Future Services pursuant to this Section 6.2.

      (b) Where Clearwire has a requirement for the delivery of Future Services, Clearwire shall provide written notice (the "ROFP NOTICE") to BCE Nexxia as it relates to such requirements. The ROFP Notice shall contain Clearwire's requirements with sufficient detail to enable the formulation of an informed decision by BCE Nexxia. Within ten (10) Business Days after receipt of the

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            ROFP Notice, BCE Nexxia shall notify Clearwire, in writing, of its interest in supporting the applicable Future Services identified in the ROFP Notice.

      (c) If BCE Nexxia either does not notify Clearwire of its interest within ten (10) Business Days or advises Clearwire that it is not interested in pursuing the support of the Future Services, Clearwire may make alternative arrangements regarding such Future Services with a third party; provided that, if there is any material change in Clearwire's requirements or a material change in the terms Clearwire is prepared to consider or accept with any such third party, Clearwire shall deliver a new ROFP Notice (before concluding arrangements with any third party) and the process described in this Section shall be repeated accordingly.

      (d) If BCE Nexxia advises Clearwire that it is interested in providing to Clearwire the Future Services, then the Parties shall enter into negotiations, in good faith, with respect to the appropriate terms and conditions of the arrangement, including without limitation, price, service standard, ordering and delivery, terms of sale, reporting, billing format, marketing and promotional materials, advertising, service specifications product development, service design and performance, schedule for service delivery, training and support. Upon agreement between the Parties as it relates to the Future Services to be provided by BCE Nexxia to Clearwire, such Future Services shall be considered thereafter as being part of the services for the purpose of this Agreement.

      (e) If BCE Nexxia fails to meet within thirty (30) days (or such longer period of time reasonably required due to the complexity of the Future Services sought by Clearwire) any material conditions of the ROFP (or if the Parties fail to reach agreement on applicable terms within thirty (30) days after commencement of negotiations, despite their good faith efforts to do so) and provided that BCE Nexxia has been given due notice and the reasons for its failure to meet such ROFP conditions along with a reasonable opportunity to cure such failure (which shall not exceed ten (10) days), Clearwire shall have the right, at any time, to terminate any negotiation, acting reasonably and in good faith, and to pursue alternative arrangements for the Future Services covered by the ROFP Notice with a third party; provided that Clearwire notifies BCE Nexxia of such intention and does not enter into such third party arrangement for a period of ten (10) Business Days following such notice; and further provided that, if there is any material change in Clearwire's requirements or a material change in the terms Clearwire is prepared to consider or accept with any such third party, Clearwire shall deliver a new ROFP Notice to BCE Nexxia (before concluding arrangements with any third party) and the process described in this Section shall be repeated accordingly.

                                    SECTION 7
                            CHANGE MANAGEMENT PROCESS

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7.1 CHANGE MANAGEMENT PROCESS: The procedure set forth in this Section 7 (the
"CHANGE MANAGEMENT PROCESS") shall be used for any Change to the Services. All Change Communications and Change Responses issued by a Party hereunder shall only be submitted by and accepted through the Project Management Office representatives of each Party or their authorized designees.

7.2 EXCEPTIONS: All Changes shall be made in compliance with the Change Management Process with the exception of:

      (a) any temporary Changes or Changes reasonably made by BCE Nexxia in connection with an event described in Section 18, which shall promptly be documented by BCE Nexxia and reported to Clearwire; and

      (b) any Change that BCE Nexxia, acting reasonably, deems necessary to maintain the continuity or competitiveness of Bell Canada's consumer VoIP service that is appropriately documented and reported to Clearwire and which is otherwise not possible to remedy within sixty (60) calendar days; and

      (c) ordinary course and routine operational changes.

7.3 BCE NEXXIA INITIATED CHANGES TO SERVICES: If BCE Nexxia wishes to make Changes to the Services, the Parties shall act as follows:

      (a) Sixty (60) Business Days prior to making any Changes to the Services, BCE Nexxia shall provide Clearwire with a change Communication setting out in reasonable detail, the scope and expected impact of the proposed Change(s) on the financial, technical, scheduling and other aspects of the Services.

      (b) With respect to a change to a Non-Dedicated System, Clearwire shall have the right, acting reasonably, to approve or reject any such proposed Change, but may reject only if such proposed Change would result in material adverse effect on the delivery of VoIP Services to Clearwire's End Users, as determined by Clearwire. If Clearwire rejects the proposed Change to a Non-Dedicated System, BCE Nexxia shall have the right to terminate this Agreement as provided in Section 4.1 hereof.

      (c) With respect to a Change to a Dedicated System, Clearwire shall have the right, acting reasonably, to approve or reject any such proposed Change, provided that if Clearwire rejects the proposed Change BCE Nexxia shall be released of its obligations under Section 2.3 hereof to the extent that the nature and quality of Services is negatively impacted by the failure to effectuate the Change. Notwithstanding the foregoing, if Clearwire rejects the proposed Change and such rejection has an Adverse Material Impact on BCE Nexxia, BCE Nexxia shall have the right, acting reasonably, to terminate this Agreement as provided under Section 4.1 hereof.

7.4 CLEARWIRE INITIATED CHANGES: If Clearwire wishes to make Changes to the Services, the Parties shall act as follows:

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      (a) Clearwire may seek Changes at any time and from time to time during the Term of the Agreement by providing a Change Communication as provided in Section 7.1 above.

      (b) Each such Change Communication shall set out the scope, intent, description, objective, any expected impact on existing obligations of the Parties, expected implementation date and any other relevant matters relating to the proposed Change.

      (c) With respect to a proposed Change by Clearwire to a Non-Dedicated System, BCE Nexxia, acting reasonably, may reject such proposed Change.

      (d) With respect to a proposed Change by Clearwire to a Dedicated System, BCE Nexxia shall accept such proposed Change unless the proposed Change has an Adverse Material Impact on BCE Nexxia.

      (e) If BCE Nexxia accepts a proposed Change from Clearwire to either a Non-Dedicated System or a Dedicated System, BCE Nexxia shall respond to a Change Communication, unless otherwise agreed by the Parties, by delivering a Change Response to Clearwire ("CHANGE RESPONSE") within ten
      (10) days, or such longer period as deemed reasonable in the circumstances due to the complexity of the proposed Change. Each Change Response shall be reasonably sufficient to permit informed evaluation of the proposed Change, including any proposed adjustment to the Services and Charges and/or other amounts payable by Clearwire in connection with such Changes, and any other relevant matters raised in the Change Communication.

      (f) Accepted Changes shall be implemented in accordance with the applicable provisions of the Change Communication or Change Response, as the case may be.

7.5 THIRD PARTY PROVIDER INITIATED CHANGES: If a Third Party Provider, under a Dedicated Third Party Provider Agreement wishes to make any Changes, the Parties shall act as follows:

      (a) BCE Nexxia shall notify Clearwire, through a Change Communication, promptly following receipt by it of a Third Party Provider proposed Change, which written notice shall set out in reasonable detail the scope and expected impact of the proposed Change(s) on financial, technical, scheduling and other aspects of the Services.

      (b) BCE Nexxia shall have the right, acting reasonably and in accordance with the terms of the Dedicated Third Party Provider Agreement, to approve or reject the proposed Change. If BCE Nexxia accepts the proposed Change, Clearwire must accept the proposed Change.

      (c) If a Third Party Provider's proposed Change is not in accordance with the terms of the Dedicated Third Party Provider Agreement, Clearwire may reject the proposed Change, but only if such proposed Change would result in material adverse effect on delivery of VoIP Services to Clearwire's End Users, as determined by Clearwire. If the

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      rejected Change related to a Non-Dedicated System, BCE Nexxia shall have the right to reject such proposed Change or terminate this Agreement pursuant to Section 4.5 hereof, but only where the proposed Change would have an Adverse Material Impact on BCE Nexxia.

7.6 CHANGES IN APPLICABLE LAW: If a change in Applicable Laws requires a Change to the Services, both Parties shall have the right to request the Change, and Clearwire shall have the right, acting reasonably, to approve or reject the Change. If approved, BCE Nexxia shall implement the Change unless it would have an Adverse Material Impact on BCE Nexxia, in which case BCE Nexxia may terminate this Agreement pursuant to Section 4.5. If rejected, the Parties will take the following steps in declining order of priority: (a) oppose or seek a Waiver from the change in Applicable Law; (b) negotiate in good faith any necessary Change(s) to the Service with the intent of making the smallest and least costly Change or (c) terminate the Agreement pursuant to Section 4.5.

7.7 GENERAL: A Party making a Change Communication shall be responsible for its own costs and the reasonable and actual costs incurred by the other Party directly related to the evaluation and preparation of a Change Communication or with respect to any response thereto, including the costs incurred in conducting any investigations required in connection therewith.

                                    SECTION 8
                                    WARRANTY

8.1: EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, (a) BCE NEXXIA MAKES NO REPRESENTATIONS OR WARRANTIES EXPRESS OR IMPLIED, UNDER THIS AGREEMENT AND SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT, AND (b) BCE NEXXIA DOES NOT REPRESENT OR WARRANT THAT THE SERVICES (i) WILL BE UNINTERRUPTED OR ERROR-FREE, (ii) WILL MEET CLEARWIRE'S REQUIREMENTS OR (iii) WILL PREVENT UNAUTHORIZED ACCESS BY THIRD PARTIES. BCE NEXXIA DOES NOT AUTHORIZE ANYONE, EXCEPT FOR AUTHORIZED REPRESENTATIVES OF BCE NEXXIA IN A SIGNED WRITTEN AGREEMENT, TO MAKE A REPRESENTATION, WARRANTY OR CONDITION OF ANY KIND ON ITS BEHALF AND CLEARWIRE SHOULD NOT RELY ON ANYONE MAKING SUCH STATEMENTS.

                                    SECTION 9
                   GENERAL AND INTELLECTUAL PROPERTY INDEMNITY

9.1 GENERAL INDEMNITY: Each Party (in this Section 9.1, the "INDEMNITOR") shall defend, indemnify and hold the other Party, its Affiliates and their respective directors, officers and employees (in this Section 9.1, the "INDEMNITEE") harmless with respect to any claim, demand, action, cause of action, damage, loss, cost, liability or expense directly resulting from (a) any breach by the Indemnifying Party of its obligations hereunder including any breach of the warranties and representations made by that Party herein, and (b) for any amounts not withheld

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by Clearwire that were required to be withheld under Applicable Law from payments by Clearwire under Section 3.2, and any fines, penalties or interest imposed under Applicable Law and relating thereto, in which case, BCE Nexxia shall be the Indemnitor and Clearwire shall be the Indemnitee for purposes of this clause (b).

9.2 INTELLECTUAL PROPERTY INDEMNITY: Without limiting the generality of the foregoing, each Party (as Indemnitor) will defend or settle, at its own expense, the following third Party claims brought against the other Party (as Indemnitee), and indemnify and hold the Indemnitee harmless for:

      (a) BCE NEXXIA AS INDEMNITOR: claims against Clearwire alleging that a Service infringes any Intellectual Property Right in Canada, except to the extent the claim arises out of, or results from: (i) Clearwire Products or hardware or Software provided by Clearwire to BCE Nexxia pursuant to this Agreement; (ii) Clearwire's or any End User's content in connection with the Services; (iii) modifications to the Services made by, or combinations of the Services with services or products provided by or at the direction of Clearwire;
            (iv) BCE Nexxia's adherence to Clearwire's written instructions to modify the Services; or (v) use of the Services by Clearwire in violation of this Agreement.

      (b) CLEARWIRE AS INDEMNITOR: claims against BCE Nexxia (i) for libel, slander, defamation, or violation of a right of privacy or publicity arising from the use of the VoIP Services by Clearwire or an End User; or (ii) arising from Clearwire's marketing activities, including Clearwire's violation of laws and regulations applicable to the authorization and proof of authorization necessary to convert an End User to Clearwire's service.

9.3 OBLIGATION TO COOPERATE: In each case under this Section 9 in which an Indemnitee seeks indemnification, the Indemnitee must (a) promptly notify the Indemnitor in writing of the claim, provided that failure to do so will not affect the Indemnitor's obligations except to the extent the Indemnitor is prejudiced by the failure; (b) give the Indemnitor all requested information which the Indemnitee has concerning the claim; (c) reasonably cooperate with and assist the Indemnitor in defending or settling the claim, at the Indemnitor's expense; and (d) not make any admissions relating to the claim.The Indemnitee may participate in the defense of the claim at its expense through counsel of its choosing, and the Indemnitor will in any event consult with the Indemnitee about the defense of the claim and any proposed settlement at the Indemnitee's request. If not settled the Indemnitor will pay all damages and costs (including reasonable attorneys' fees) that by final judgment may be assessed against Indemnitee.

9.4 IN THE EVENT OF A CLAIM OF INFRINGEMENT: The Indemnitor may at its option either procure the right to continue using, or replace or modify, the alleged infringing item so that the item becomes non infringing and substantially compliant with applicable requirements.

                                   SECTION 10
                            LIMITATION OF LIABILITY

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10.1 LIMITATION OF LIABILITY: IF NOT OTHERWISE EXPLICITLY LIMITED OR EXCLUDED
ELSEWHERE IN THIS AGREEMENT, AND EXCEPT FOR BREACHES OF SECTION 12, A PARTY'S OBLIGATION TO INDEMNIFY FOR CLAIMS OF THIRD PARTIES, AND ACTIONS RESULTING IN PERSONAL INJURY OR DEATH, EACH PARTY'S LIABILITY TO THE OTHER UNDER THIS AGREEMENT FOR DAMAGES, REGARDLESS OF THE FORM OF ACTION AND WHETHER THE LIABILITY ARISES IN CONTRACT, (INCLUDING FUNDAMENTAL BREACH) TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, BREACH OF REPRESENTATION, WARRANTY, CONDITION OR OTHERWISE, SHALL BE LIMITED TO DIRECT DAMAGES, AND SHALL NOT EXCEED IN THE AGGREGATE DURING ANY TWELVE (12) MONTH PERIOD A SUM EQUAL TO TWELVE TIMES THE MONTHLY GROSS REVENUES OF CLEARWIRE FROM VOIP SERVICES PROVIDED TO END USERS THAT ARE SUPPORTED BY BCE NEXXIA THROUGH THE MANAGEMENT AND SUPPLY OF THE SERVICES AS PROVIDED HEREIN FOR THE MONTH IN WHICH THE DAMAGE CLAIM ARISES BUT NOT MORE THAN [***]

10.2 EXCLUSION OF LIABILITY: EXCEPT FOR BREACHES OF SECTION 12, A PARTY'S OBLIGATION TO INDEMNIFY FOR CLAIMS OF THIRD PARTIES AND ACTIONS RESULTING IN PERSONAL INJURY OR DEATH, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, CONSEQUENTIAL, RELIANCE, SPECIAL OR OTHER INDIRECT DAMAGES, INCLUDING LOST PROFITS, BUSINESS, GOODWILL OR ANTICIPATED REVENUE, LOSS OF DATA DOWNTIME OR BUSINESS INTERRUPTION, OR INCREASED COST OF OPERATIONS, OR FOR EXEMPLARY OR PUNITIVE DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE SERVICES, REGARDLESS OF THE FORM OF ACTION AND WHETHER THE LIABILITY ARISES IN CONTRACT (INCLUDING FUNDAMENTAL BREACH), TORT, (INCLUDING NEGLIGENCE) STRICT LIABILITY, BREACH OF REPRESENTATION, WARRANTY, CONDITION OR OTHERWISE AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.3 FURTHER LIMITATION OF LIABILITY: EXCEPT AS THIS AGREEMENT MAY OTHERWISE EXPRESSLY PROVIDE, AND PROVIDED BCE NEXXIA COMPLIES WITH THE TERMS OF THIS AGREEMENT, BCE NEXXIA SHALL NOT BE LIABLE FOR ANY DAMAGES ARISING OUT OF, OR RESULTING FROM: (a) SERVICE IMPAIRMENTS OR INTERRUPTIONS OR LOST, ALTERED OR MISDIRECTED TRANSMISSIONS OR MESSAGES; (b) INTEROPERABILITY, INTERCONNECTION OR PERFORMANCE PROBLEMS, INCLUDING PROBLEMS CAUSED BY OR WITH APPLICATIONS, EQUIPMENT, SERVICES OR NETWORKS PROVIDED BY EITHER PARTY OR A THIRD PARTY; (c) INABILITY OF CLEARWIRE OR ITS END USERS TO ACCESS OR INTERACT WITH OTHER SERVICE PROVIDERS, NETWORKS, USERS, CONTENT OR SERVICES; (d) CONTENT OR SERVICES OF, OR INTERACTIONS WITH, A THIRD PARTY, EVEN IF HOSTED, CACHED, SUPPORTED OR OTHERWISE ENABLED BY BCE NEXXIA; (e) SERVICES, EQUIPMENT OR SOFTWARE PROVIDED BY THIRD PARTIES; (f) UNAUTHORIZED ACCESS BY A THIRD PARTY TO THE TRANSMISSION FACILITIES OR PREMISES EQUIPMENT OF CLEARWIRE, ITS END USERS, OR ANY



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OTHER THIRD PARTY; OR (g) UNAUTHORIZED ACCESS TO OR ALTERATION, THEFT, LOSS OR
DESTRUCTION OF CLEARWIRE'S OR ITS OR END USERS' OR ANY THIRD PARTY'S NETWORKS, SYSTEMS, CONTENT, APPLICATIONS, DATA FILES, PROGRAMS, PROCEDURES OR INFORMATION BY ANY MEANS INCLUDING ACCIDENT OR FRAUDULENT MEANS OR DEVICES.

10.4 ALLOCATION OF RISK; Each Party acknowledges that the disclaimers of representations, warranties and conditions, limitations of liability, and limitations of remedies in the, Agreement fairly allocate risks between them.

                                   SECTION 11
                              INTELLECTUAL PROPERTY

11.1 OWNERSHIP: Except for the licenses expressly granted under this Agreement,
(i) BCE Nexxia shall, with respect to Clearwire, possess and retain all Intellectual Property Rights in the BCE Nexxia Deployed IP; BCE Nexxia IS/IT and Telecom Systems and (ii) Clearwire shall, with respect to BCE Nexxia, possess and retain all Intellectual Property Rights in the Clearwire Enabling IP. BCE Nexxia shall have exclusive ownership of BCE Nexxia Inventions, and Clearwire shall have exclusive ownership of Clearwire Inventions. The parties' rights in Joint Inventions are set forth and defined in Sections 11.6 below.

11.2 GRANT OF LICENSE: BCE Nexxia hereby grants to Clearwire, for the Term, a worldwide, non-exclusive, non-assignable, non-transferable and fully paid license (without the right to sublicense), but only to the extent that BCE Nexxia has the right to grant such licenses, to use, reproduce and create Derivatives of BCE Nexxia IS/IT Systems and Telecom Systems (excluding Non-Dedicated Systems), components of BCE Nexxia IS/IT Systems and Telecom Systems (excluding any Non-Dedicated Systems), and to BCE Nexxia Deployed IP (but excluding in all three (3) cases any Non-Dedicated Systems) but solely for the purpose of providing VoIP Services to End Users in the Territory (only to the extent that such End Users of VoIP Services are supported by BCE Nexxia through the arrangement and supply of the Services that are provided herein) in accordance with this Agreement, and to provide support services to such End Users. Clearwire hereby grants to BCE Nexxia, for the Term, a worldwide, non-exclusive, non-assignable, non-transferable and fully paid license (without the right to sublicense) to use, reproduce and create Derivatives of Clearwire Products and/or Clearwire Enabling IP, but solely for the purpose of providing the Services to Clearwire and only to the extent Clearwire has the right to grant such a license. With respect to Software, unless specifically otherwise agreed in writing by the licensing party, and subject to any terms and conditions which may be reasonably required by the licensing party, the license rights granted under this Section shall not include any rights or license to access or use the Source Code of such Software. Moreover, the license rights granted under this Section shall not include any right to reverse engineer, decompile and/or disassemble for Clearwire, any of the BCE Nexxia Deployed IP, and for BCE Nexxia, any of the Clearwire Enabling IP. The Parties understand that the licenses granted hereunder are for the use of, or the right to use the specified items set forth above, including know-how, or for the use of, or the right to use information concerning industrial, commercial or scientific experience.

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11.3 NOTIFICATION OF AND ASSIGNMENT OF DERIVATIVES: Clearwire shall promptly notify BCE Nexxia of the creation of any Derivatives of the BCE Nexxia Deployed IP that are created by or on behalf of Clearwire. Clearwire hereby assigns and transfers all such Derivatives and all related Intellectual Property Rights in such Derivatives to BCE Nexxia, and shall promptly execute any document and perform such further acts to confirm the ownership of such works by BCE Nexxia as BCE Nexxia may request. BCE Nexxia shall promptly notify Clearwire of the creation of any Derivatives of the Clearwire Enabling IP that are created by or on behalf of BCE Nexxia. BCE Nexxia hereby assigns and transfers all such Derivatives and all related Intellectual Property Rights in such Derivatives to Clearwire, and shall promptly execute any document and perform such further acts to confirm the ownership of such works by Clearwire as Clearwire may request.

11.4 THIRD PARTY LICENSES: BCE Nexxia shall make commercially reasonable efforts to arrange for the Intellectual Property which is licensed from third parties in connection with the Services to be either sub-licensed by BCE Nexxia to Clearwire or licensed directly by Clearwire from the third party licensors, and Clearwire shall be responsible for obtaining any such licenses which may be required from such third party licensors and shall be responsible for payments which may be required to be made to any third parties as a result of Clearwire's use of such Intellectual Property.

11.5 FILING OF PATENT APPLICATIONS: BCE Nexxia, with respect to BCE Nexxia Inventions, and Clearwire, with respect to Clearwire Inventions, shall have the exclusive right to file any Patent applications arising from such inventions any where in the world at its own sole expense, and shall thereafter own all such applications and any continuations, continuations-in-part, divisions, extensions, reissues and reexaminations of any such applications, as well as any Patents resulting from such applications. BCE Nexxia and Clearwire, with respect to Joint Inventions made pursuant to this Agreement, shall each have the right to file any Patent applications arising from such Inventions anywhere in the world at its own sole expense and BCE Nexxia and Clearwire shall there after co-own all such applications and any continuations, continuations-in-part, divisions, extensions, reissues and reexaminations of any such applications, as well as any Patents resulting from such applications. Each party and its Affiliates shall have the unrestricted right to use (but not license) Joint Inventions without the consent of, or accounting to, the other party, provided that (a) Clearwire's copyrights and trade secrets in all such Joint Inventions (which have been disclosed to BCE Nexxia in the course of performing this Agreement) shall be licensed to BCE Nexxia under Section 11.8 below for use in the BCE Nexxia Field of Use, and Clearwire shall take no action that would in any way jeopardize such license or lead to the public disclosure of any jointly owned trade secret, and (b) BCE Nexxia's copyrights and trade secrets in all such Joint Inventions (which have been disclosed to Clearwire in the course of performing this Agreement) shall be licensed to Clearwire under Section 11.8 below for use in the Clearwire Field of Use and BCE Nexxia shall take no action that would in any way jeopardize such license or lead to the public disclosure of any jointly owned trade secret. Any licensing of Joint Inventions to a third party and any division of resulting royalties must be mutually approved by Clearwire and BCE Nexxia.

11.6 RECIPROCAL LICENSE TO JOINT INVENTIONS: Clearwire grants to BCE Nexxia a world-wide, irrevocable, transferable, fully-paid perpetual license (with the right to sublicense) under

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Clearwire's copyrights and trade secrets (which have been disclosed to BCE
Nexxia in the performance of this Agreement), to reproduce, have reproduced, prepare and have prepared Derivatives of, translate, display, distribute and perform Joint Inventions, but only within the BCE Nexxia Field of Use. BCE Nexxia grants to Clearwire a world-wide, irrevocable, transferable, fully-paid perpetual license (with the right to sublicense) under BCE Nexxia's copyrights and trade secrets (which have been disclosed to Clearwire in the performance of this Agreement), to reproduce, have reproduced, prepare and have prepared Derivatives of, translate, display and distribute Joint Inventions, but only within the Clearwire Field of Use.

11.7 LICENSING FREEDOM: For greater certainty, each Party shall have the right to license independently to any third party any Intellectual Property Rights arising from any of its own Inventions. All royalties resulting from such licensing may be retained solely by the licensor, and there shall be no requirement for accounting to the other party to this Agreement. Each party shall only have the right to license to a third party (except to an Affiliate) any Intellectual Property Rights arising from any Joint Inventions with the expressed written permission of the other party, which shall not be unreasonably withheld. All division of royalties resulting from such licensing shall be negotiated between the Parties prior to the effectiveness of any such license. Notwithstanding the above, each Party shall have the right to license independently to any Affiliate any Intellectual Property Rights arising from any Joint Inventions provided that no further sub-license rights are granted to the said Affiliates. All royalties resulting from such licensing may be retained solely by the licensor, and there shall be no requirement for accounting to the other party to this Agreement.

11.8 NO IMPLIED LICENSES: Except as provided for in the fully paid licenses described herein, no license or other right is granted by either Party or any of its Affiliates to the other by implication, estoppels or otherwise, under any Patents, trade secrets, copyrights, or other Intellectual Property now or hereafter owned or controlled by such Party or any of its Affiliates except for the licenses and rights granted in this Agreement. Nothing contained in this Agreement shall be construed as:

      (a) a warranty or representation by either Party as to the validity, enforceability, and/or scope of any Intellectual Property or Intellectual Property Right;

      (b) imposing upon either Party any obligation to institute any suit or action for infringement of any Intellectual Property or Intellectual Property Right, or to defend any suit or action brought by a third party which challenges or concerns the validity, enforceability, or scope of any Intellectual Property Right;

      (c) imposing on either Party any obligation to file any Patent application or other Intellectual Property Right application or registration or to secure or maintain in force any Patent or other Intellectual Property;

      (d) a license to any of BCE Nexxia's or its Affiliates' Intellectual Property, Clearwire's or its Affiliates' Intellectual Property, BCE Nexxia Inventions or Clearwire Inventions.

                  BCE NEXXIA/CLEARWIRE MASTER SUPPLY AGREEMENT

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                                   SECTION 12
                            CONFIDENTIAL INFORMATION

12.1 RESTRICTED USE: Each Recipient shall use the Informant's Confidential Information solely for the purposes of fulfilling its obligations or exercising its rights under this Agreement. Each Recipient shall not disclose the Informant's Confidential Information except as expressly provided by this Agreement. Confidential Information shall be marked confidential, restricted or propriety by the Informant, provided, however, that the failure of either Party to so mark any material shall not relieve the Recipient of the obligation to maintain the confidentiality of any unmarked material which the Recipient knows or should have reasonably known contains Confidential Information.

12.2 RETURN OF CONFIDENTIAL INFORMATION: Immediately upon receipt an Informant's request, the Recipient shall return to the Informant, or certify as destroyed, any and all tangible materials concerning Confidential Information, together with all copies, whether such materials were made or compiled by the Recipient or furnished by the Informant. Notwithstanding the foregoing, the Recipient shall not be obligated to comply with the preceding obligations in this Section
12.2. in the event that the Confidential Information is incorporated into board of directors or committee minutes of the Recipient or the Recipient's parent corporation or if the retention by the Recipient of such Confidential Information is required under applicable law, including but not limited to the Sarbanes-Oxley Act; provided, however, that in any such case the Recipient shall provide the Informant with written notice describing in detail the nature of the Confidential Information that is not being destroyed or returned to the Informant, and identifying the reason that such Confidential Information qualifies for the exception from the destruction or return requirement.

12.3 SCOPE OF OBLIGATIONS: Each Recipient will take the precautions used by the Recipient to maintain the secrecy of its own confidential information, which in no event shall be less than all reasonable precautions, to maintain the secrecy of all Confidential Information disclosed to it by the Informant.

12.4 RESTRICTED DISCLOSURE: Unless it has received the prior written consent of the Informant, except as provided in this Section 12 or in the Side Agreement, the Recipient will disclose Confidential Information of the Informant only to those directors, officers, employees, agents, subcontractors and professional advisors of the Recipient with a necessary and direct need to know the Confidential Information for the purposes of this Agreement, and covenants and warrants that all Persons to whom Confidential Information is disclosed in accordance with this will maintain the secrecy of such Confidential Information.

12.5 EXCEPTIONS: The obligations set out in this Section 12 shall not apply to any Confidential Information that:

      (a)   at the time of disclosure to the Recipient is in the public domain;

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      (b)   shall become generally known through no wrongful act of the
            Recipient (but only after it is published or becomes part of the public domain);

      (c) was disclosed in good faith to the Recipient by a third party having legitimate possession and the right to make such disclosure and who did not require the Recipient to hold it in confidence;

      (d) was in legitimate possession of the Recipient prior to its disclosure by the Informant as evidenced by its business records and was not acquired by the Recipient under an obligation of confidence;

      (e) is independently developed by the Recipient without use of the Confidential Information as evidenced by its business records; or

      (f) the Recipient is required by a judicial, administrative, governmental body or stock exchange (in the reasonable opinion of Recipient's counsel) to disclose, provided that prior to disclosing any Confidential Information, the Recipient promptly notifies the Informant and cooperates with the Informant to seek appropriate protective orders with respect to such portion of the Confidential Information as is the subject of any such required disclosure.

12.6 INFORMANT NOT OBLIGATED TO DISCLOSE: Subject to the terms of this Agreement, each Party acknowledges that notwithstanding the execution of this Agreement, the Informant maintains the sole and absolute discretion to determine what, if any, of the Confidential Information it will release to a Recipient.

12.7 NO RIGHTS OR INTEREST TO CONFIDENTIAL INFORMATION: Ownership of and all right, title and interest to any and all Confidential Information, copies and other material shall at all times vest exclusively in the Informant. The disclosure of Confidential Information shall not be construed as granting to the Recipient any rights, by license or otherwise under any copyrights, copyright applications, trade secrets, trade-marks or other Intellectual Property Rights in any country relating to any of the Confidential Information which the Informant or an associated corporation may now or hereafter own or to which it may hold licensing rights.

12.8 RIGHT TO INJUNCTIVE RELIEF: In the event of a breach or threatened breach of this Section 12, the Parties agree that the harm suffered by the injured Party would not be compensable by monetary damages alone and, accordingly, that the injured Party shall, in addition to other available legal or equitable remedies, be entitled to apply for an injunction or other such equitable remedy as against such breach or threatened breach without the other Party's consent.

                                   SECTION 13
                               REGULATORY MATTERS

13.1: Nothing in this Agreement shall require either Party to take any action prohibited, or omit to take any action required by a Regulatory Authority having jurisdiction with respect thereto, including, without limitation, as a result of a change in the Applicable Laws.

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                                   SECTION 14
                                   PUBLICITY

14.1 Except as otherwise provided under the Side Agreement, each Party shall consult with the other before issuing any press release or making any other public announcement with respect to this Agreement or the transactions contemplated hereby (other than any promotional or marketing material of such Party which merely identifies, to the extent applicable, the other Party as a customer or supplier, as applicable, of such Party), and none of the Parties shall issue any such press release or make any such public announcement without the prior written consent of the other provided, however, that any Party may, without such consent, make such disclosure if the same is required by Applicable Law, any stock exchange on which any of the securities of such Party or any of its Affiliates are listed or posted for trading, or any securities commission or other similar Regulatory Authorities having jurisdiction over such Party or any of its Affiliates, and if such disclosure is required, the Party making the disclosure shall use all commercially reasonable efforts to give prior oral or written notice to the other, and if such prior notice is not possible, to give such notice immediately following the making of such disclosure.

                                   SECTION 15
                                   AMENDMENT

15.1 No modification of or amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the Parties.

                                   SECTION 16
                                     COSTS

16.1 Each of the Parties shall be responsible for all of its own costs and expenses incurred in the course of conducting due diligence and negotiating and preparing the documentation contemplated by this Agreement and in attending meetings of the Executive Operating Committee, the Project Management Office or such other meetings as are contemplated in this Agreement.

                                   SECTION 17
                                    DISPUTES

17.1 If a dispute, claim, question or difference between the Parties (a "DISPUTE") arises with respect to this Agreement or the Parties' performance, enforcement or breach, the Parties shall use their best reasonable efforts to settle the Dispute and the representative of each Party on the Project Management Office, or other designated managers of each Party, shall consult and negotiate with each other for at least ten (10) Business Days, or such other longer period of time the Parties may agree, in good faith and understanding of their mutual interests, in an attempt to reach a just and equitable solution satisfactory to all Parties, prior to escalating any such Dispute to the Executive Operating Committee.

17.2 If the Dispute remains unresolved by the Executive Operating Committee after a period of fifteen (15) Business Days, or such longer period of time the Parties may agree, the Dispute shall

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be escalated to a senior executive (a direct report to the CEO) of each Party and such senior executive shall have thirty (30) days, or such longer period as the Parties may agree, to resolve the Dispute.

17.3 If a settlement cannot be reached at senior executive level pursuant to
Section 17.2, a Party may provide written notice to the other Party (a "NOTICE TO ARBITRATE") and may refer the Dispute to binding arbitration to be held in accordance with the provisions of rules of the American Arbitration Association. The Dispute will be finally settled by the arbitration from which there shall be no appeal. The arbitration shall be heard by a single arbitrator to be agreed by the Parties and, failing such agreement, each Party will appoint one arbitrator and the two arbitrators will mutually select a third one. The Notice to Arbitrate shall set out a concise description of the Dispute to be submitted to arbitration and shall be delivered to the other Party. The arbitration shall take place in New York, New York. The language to be used in the arbitration shall be English. Nothing in this section precludes a Party from seeking interim relief by way of an injunction (mandatory or otherwise) or other interim equitable relief in the courts located in New York, New York in connection with this Agreement. Judgment of the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

17.4 Notwithstanding Section 17.1 and 17.2 hereof, where a Dispute involves a matter that requires resolution or relief urgently and where there are reasonable grounds to believe a delay in obtaining such resolution or relief would cause a Party significant harm that would not practically be compensable by damages alone (an "URGENT DISPUTE"), that Party may submit the Urgent Dispute for arbitration in accordance with Section 17.3 hereof at any time and without having first attempted to resolve the Urgent Dispute in accordance with the escalation process set forth herein.

17.5 Notwithstanding the foregoing, nothing in this Section 17 shall restrict either Party from:

      (a) seeking injunctive relief, including, but not limited to a temporary restraining order against the other Party for alleged breaches of this Agreement; and

      (b) taking formal action relating to proprietary rights, including Intellectual Property Rights and confidentiality.

                                   SECTION 18
                                 FORCE MAJEURE

18.1: If a Party's performance of this Agreement or any obligation (other than the obligation to make payments for Services rendered) hereunder is prevented, restricted or interfered with by causes beyond its reasonable control, (and where such cause could not have been avoided by taking reasonable precautions, including precautions taken by BCE Nexxia with respect to its own network and services it provides to its customers), including, but not limited to, acts of God, fire, explosion, vandalism, power grid outages (beyond any required battery back-up or generator capacity), storm or other similar occurrence including rain fade or other atmospheric conditions, any law, order, regulation, direction, action or requirement of any governmental authority or national, provincial, state or local governments, or of any department, agency, commission,

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court, bureau, corporation or other instrumentality of any one or more of said governments, or of any civil or military authority, or by national emergencies, insurrections, riots, wars, acts of terrorism, strikes, lockouts or work stoppages or other labor difficulties, supplier failures, shortages, breaches or delays, then the Party affected by such force majeure event (the "AFFECTED PARTY") shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction or interference. The Affected Party shall make commercially reasonable efforts under the circumstances to avoid and remove such causes of non-performance and shall proceed to perform with reasonable dispatch whenever such causes cease. If an event giving rise to force majeure should continue for a period of three (3) months, the Party which is not subject to that force majeure event shall have the right to terminate this Agreement.

                                   SECTION 19
                               GENERAL PROVISIONS

19.1 ASSIGNMENT: This Agreement may not be assigned in whole or in part without the prior written consent of the other Party. Notwithstanding the foregoing, but subject to the provisions of Section 4.1, each Party shall have the right to assign, in whole or in part, its rights, interests and obligations under this Agreement, without the prior consent of the other Party, to an Affiliate, provided such Affiliate agrees in writing to be bound by all of the obligations of the assigning Party under this Agreement. In addition, subject to the provisions of Section 4.1, each Party shall have the right to assign in whole or in part its rights, interests and obligations under this Agreement to a company with whom it merges or consolidates or who acquires all or substantially all of the stock or assets of the assigning Party (each such company, a "PERMITTED ASSIGN"), provided that the Permitted Assign agrees in writing to be bound by all of the obligations of the assigning Party under this Agreement. In all circumstances, the assigning Party shall not be released from its liabilities under this Agreement except to the extent the non-assigning Party otherwise agrees. Any attempted assignment, sub-license, transfer, encumbrance or other disposal of this Agreement without such required consent will be void and ineffective, and will constitute a material default and breach of this Agreement. This Agreement shall be binding upon and will inure to the benefit of the Parties and their respective successors and Permitted Assigns.

19.2 ENTIRE AGREEMENT: This Agreement (including the Schedules attached hereto) constitutes the entire agreement between Clearwire and BCE Nexxia with respect to the subject matter, merging and superseding all prior agreements, understandings, commitments, undertakings and representations on the subject matter.

19.3 ENUREMENT: This Agreement shall be binding upon and enure to the benefit of the Parties and their respective successors and permitted assigns.

19.4 GOVERNING LAW: Except to the extent governed by the U.S. Communications Act or other U.S. federal law, this Agreement and all matters related thereto will be governed by the internal laws of the State of New York, without giving effect to any choice of law provisions thereof. Each Party consents to jurisdiction of the provincial or federal courts located in the State of New York, located in New York, New York in connection with any action brought under this

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Agreement. Neither Party shall commence any such action or claim other than in the courts located in New York, New York.

19.5 INTERPRETATION: In this Agreement, the headings are for convenience of reference only and shall not affect its construction or interpretation.

19.6 NON-WAIVER: No waiver of any term or provision or of any breach or default shall be valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any other terms or provision of any subsequent breach or default of the same or similar nature.

19.7 NOTICES AND REQUESTS: All notices and requests in connection with this Agreement shall be deemed to have been duly and properly given as of the earlier of: (i) the date such notice has been received, including by electronic or facsimile means, with reliable evidence confirming receipt; (ii) the day of guaranteed delivery if sent by overnight courier service, charges prepaid and with designation for next-day delivery; or (iii) five (5) days after deposit of such notice in the national postal service of the U.S. or Canada, as applicable, postage prepaid, certified or registered, return receipt requested; addressed to the recipient Parties at the address shown below or at such address as such Parties may subsequently designate in writing:

           BCE Nexxia
           Floor 6N
           483 Bay Street
           Toronto, Ontario
           M5G 2C9
           Attention: Trevor Anderson
           Fax: (416) 597-3300

           and with a cc to: Scott Thomson
           Floor 37
           1000, rue de la Gauchetiere, Ouest
           Montreal, Quebec
           H3B 4Y7
           Fax: 514-786-6794
           Email: scott.Thomson@bell.ca

           and with a cc to: Michel Lalande
           Floor 39
           1000, rue de la Gauchetiere, Ouest
           Montreal, Quebec
           H3B 4Y7
           Fax: 514-391-8386
           Email: michel.lalande@bell.ca

           CLEARWIRE:

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           5808 Lake Washington Blvd. NE, Suite 300
           Kirkland, WA 98033
           Attention: Benjamin G. Wolff
           Fax: 425.216.7900
           with a cc to:
           Attention: Law Department
           Fax: 425.216.7900

           and a cc to:
           Davis Wright Tremaine
           2600 Century Square
           1501 Fourth Avenue
           Seattle, WA 98101-1688
           Attn: Julie Weston
           Fax: 206.628.7699

19.8 SEVERABILITY: If any provision of this Agreement is found to be invalid, illegal or unenforceable, the other provisions of this Agreement shall not be affected or impaired, and the offending provision shall automatically be modified to the least extent necessary in order to be valid, legal and enforceable.

19.9 COUNTERPARTS: This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

19.10 COMPLIANCE: The Parties shall at all times comply with all Applicable Laws. Without limiting the generality of the foregoing, the Parties shall, where required, obtain any authorizations, certifications or other forms of approval from all appropriate regulatory and governmental tribunals, agencies or bodies.

19.11 FURTHER ASSURANCES: The Parties shall, with reasonable diligence do all such things and provide all such reasonable assurances as may be required for the carrying out of this Agreement and each Party hereto shall provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement.

19.12 NO THIRD PARTY BENEFICIARIES: This Agreement and each Service Order do not provide and are not intended to provide third parties (including, but not limited to, End Users) with any remedy, claim, liability, reimbursement, cause of action, or any other right. As such, no provision of this Agreement shall be enforceable by any third party.

19.13 ORDER OF PRECEDENCE: In the event of any conflict or inconsistency among or between a Schedule and the main body of this Agreement, the main body of this Agreement shall have precedence.

19.14 RELATIONSHIP OF THE PARTIES: This Agreement shall not form a joint venture, partnership or similar business arrangement between the parties hereto, and nothing contained herein shall be

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deemed to constitute a partnership, joint venture or similar business arrangement

19.15 CURRENCY: Unless otherwise expressly contemplated herein, all references in this Agreement or any Schedule hereto to sums of money shall be, unless the contrary is expressly indicated, to lawful money of the U.S.

19.16 SURVIVAL: The following provisions survive termination of this Agreement:
Section 4, 8 through 12, 14, 15, 17, 18, 19.4 through 19.7, 19.13, 19.15 and
19.16, and any other provisions which survive by operation of law.

EACH PARTY ACKNOWLEDGES AND EXPRESSLY AGREES TO THE LIMITATION OF LIABILITY SET OUT IN THIS AGREEMENT.

AGREED BY THE DULY AUTHORIZED REPRESENTATIVES OF THE PARTIES THIS 16th DAY OF MARCH, 2005.

CLEARWIRE CORPORATION                BCE NEXXIA CORPORATION
SIGNATURE: /s/ Ben Wolff             SIGNATURE: /s/ Barry Pickford
          -----------------------              --------------------------
NAME:   Ben Wolff                    NAME: Barry Pickford
TITLE:  Executive Vice President     TITLE: V-P, Finance and Corporate Secretary

CLEARWIRE LLC                        BELL CANADA
SIGNATURE: /s/ Ben Wolff             SIGNATURE: /s/ Trevor Anderson
          -----------------------              --------------------------
NAME:   Ben Wolff                    NAME: Trevor Anderson
TITLE:  Executive Vice President     TITLE: SVP. Technology

                  BCE NEXXIA/CLEARWIRE MASTER SUPPLY AGREEMENT
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                                   SCHEDULE 1
                               STATEMENT OF WORK

                               STATEMENT OF WORK

Subject to the terms and conditions of the Master Supply Agreement ("MSA"), this document sets forth the responsibilities that each Party has with respect to the overall accountability for delivering the VoIP Services. Both Parties acknowledge that the specific boundaries between each Party's areas of accountabilities are subject to change, from time to time, in accordance with the terms and conditions set out in the MSA. In performing its obligations as contemplated herein, BCE Nexxia, subject to the terms and conditions of the MSA, shall do so in proactive consultation with Clearwire. The delivery of all Service Elements required for the provision of VoIP Service to End User shall be performed by Clearwire, except as otherwise expressly contemplated herein as being required to be performed by BCE Nexxia. For greater certainty, the functions assigned to BCE Nexxia hereunder shall be deemed the "Services" for the purpose of this Statement of Work and the MSA. In this Statement of Work, "CW" has the same meaning as "Clearwire" under the MSA.

Appendix I attached to this Statement of Work as well as the remainder of this page are a description of the Services that is intended to be used as a guideline for interpretation of the various obligations of the Parties under this Statement of Work, but does not create any independent obligations or supersede any unambiguous provision of this Statement Work or the MSA.

As of the Effective Date, the scope of BCE Nexxia's responsibilities is summarized (non-exhaustively) as follows:

     * Design and implementation of the Network Platform that enables call control and feature delivery.

     *  The design and fulfillment of physical call delivery:

          o  PSTN vendor selection and management;

          o  PSTN connection ordering & capacity management;

          o  Assurance of IP quality (working with both Clearwire and ISPs);

          o Design and (logical) activation of any VoIP gear co-located in Clearwire or vendor POPs; and

          o  The ordering of VoIP specific equipment, excluding CPE.

     * The ongoing monitoring and managing of the VoIP network, including customary support activities such as fault isolation and ticketing.

     *  Provision of live support for service escalations via CW NOC.

     * Provision of all VoIP-specific BSS and OSS that Bell Canada uses to deliver its own consumer VoIP service:



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      o 'Ready-to-integrate' form (e.g., APIs);

      o Clearwire may opt-out of any module as desired; and

      o BCE Nexxia will host for Clearwire at Clearwire's option.


 o Supply of all usage-based detail on a daily near real time basis:

  o The services contemplated herein, to be delivered to Clearwire by BCE Nexxia will take place on or with a separate physical instance unless: 1. technically impractical and BCE Nexxia and CW mutually consent to shared physical instance solution if required; 2. by mutual consent of the Parties, or, 3. where Service Elements will not be transferred to Clearwire upon termination of the MSA (e.g., all proprietary Bell OSS/BSS functionality)

  o BCE Nexxia will provide appropriate training for both the initial delivery of the foregoing as well as following any changes to any of the foregoing.

A more complete description of each Party's responsibilities as they relate to the delivery of Services follows in this Statement of Work and supersedes the foregoing summary.

1. BCE NEXXIA RESPONSIBILITIES (THE SERVICES)

      1.1 VoIP SOLUTION ARCHITECTURE

      BCE Nexxia will architect and engineer a VOIP solution aligned with MSA principles and services defined in Voice Over IP Service Description Document.

      1.2 ENGINEERING, INSTALLATION AND COMMISSIONING OF THE POP SITES

      BCE Nexxia will:

      o Provide various design documents based on mutually agreed upon solution which will include:

        o Spec Books for the Mediants (PRI/IMT gateways)
        o Firewall rules and specs for recommended firewall platforms
        o Session Border Controller solution and specs optimized for US market that meets cost and performance objectives
        o IP addressing scheme
        o PSTN solution including local, long distance, 911 and NTA support
        o Routing and dial plan
        o Designs for all POP types and configuration with bill of materials
          (BOM)
        o Sparing and RMA plan for all POP equipment
        o Installation and Maintenance Guides for VOIP POP Platform
      o Provide BCE Nexxia engineers to work with CW engineers to test prototype VOIP POP platforms at CW lab for design verification and finalization of Installation Guidelines.
      o Order PSTN connectivity for VOIP POP solutions and manage capacity for PSTN connectivity over time.
      o  Order all VOIP POP equipment.
      o Coordinate delivery of POP equipment and PSTN services with CW Network Deployment team.
      o  Commission VOIP POP equipment which will include:

     o Acceptance of PSTN services as part of Commissioning process.

     o End to end testing of VOIP service delivery as part of Commissioning Process for all POPs.

     o Perform connectivity testing from the various POP sites through the Main Sites.

1.3 ENGINEERING, INSTALLATION AND COMMISSIONING OF THE MAIN SITES

    BCE Nexxia will:

- Purchase, install, commission the two main sites

     o Create the design documents;

     o Issue various POs (purchase orders) to mutually agreed equipment vendors
       - output = POs;

     o Issue the orders to DMM (data multimedia group) - output = Request for Work or RFW;

     o Coordinate various spec books - output = Nortel Spec Books, design document;

     o Issue BRTs (orders for circuitry) for various required FWOs (facility work orders) to LPAG (logical path assignment group) - output = FWO orders for connectivity;

     o Coordinate the installation of the MCS complex through various teams comprised of BCE Nexxia and Nortel staffing - output = equipment installed;

     o Coordinate the commissioning of the MCS complex;

     o Input of initial configurations include RTUs (licenses) and various licensing;

     o Connectivity and interoperability testing (to core and other elements);

     o Input of various firewall rules;

     o Input of the necessary PRIs/IMT circuits configuration;

     o Input of various IP addressing schemes;

     o Input and test of various routing schemes and dial plan;

     o End to end testing; and

     o Order PSTN connectivity for Main Sites and manage capacity for PSTN connectivity over time.

1.4 DELIVERY ASSUMPTIONS

    - Clearwire OSS decisions could both pace and create parameters for the implementation, the full extent of which cannot be judged until Clearwire has finalized it's OSS design blueprints. Assuming as of the Effective Date that there will be no impact to the BCE Nexxia requirements that proceed from Clearwire's choices.
    -   Clearwire OSS will be delivered on schedule (estimate: Q3, 2005).
    - BCE Nexxia will provide the required web services - Clearwire is responsible for integration with BCE Nexxia-produced web services.









                  BCE NEXXIA/CLEARWIRE MASTER SUPPLY AGREEMENT

  o There will be complete accessibility between Clearwire and BCE Nexxia team members (Super exCITE! Methodology [] 100% dedicated resources, 100% available resources).
  o BCE Nexxia will use an adaptive infrastructure approach in it's IS/IT support functions to CW.
  o Delivery teams will have access to the resources (labour etc.) and funding required to meet timelines and Services Elements, including Technology Development, IT, Ops.
  o Lead times for equipment ordering will not exceed more than eight (8) weeks.

2. CLEARWIRE RESPONSIBILITIES

   2.1 IT SERVICE ELEMENTS

Clearwater will work with BCE Nexxia to develop a project plan that defines deliverables, allocates resources and confirms estimate and schedules. See below responsibility matrix for proposed responsibility framework.

In general Clearwire will be responsible for the delivery of following system functions

   Sales and Order Entry
   Customer Care (including Self-Care)
   Rating and Billing of VOIP Usage
   Taxation
   Equipment Fulfillment

Further discussions with the BCE Nexxia team are necessary to create a high level system integration document to confirm our responsibilities and tasks.

     2.2 NETWORK SERVICE ELEMENTS

  o CW reviews and provides agreement on US architecture and related cost model
  o CW installs the equipment in various POPs as per the engineering design documents and installation guidelines provided by BCE Nexxia
  o CW supports end to end testing activities upon completion of POP site.
  o CW participates in operations hand-off activities for POP sites.
  o CW provides routing infrastructure and connectivity to the Internet for each POP site, and each PSTN connectivity super POP.
  o CW provides wireless access network infrastructure in each market.

3. JOINT CW AND BELL NEXXIA NETWORK AND OPERATIONAL MILESTONES AND RESPONSIBILITY MATRIX

The milestones set out below are estimates and are subject to change.

SERVICES ELEMENTS/MILESTONE                     COMPLETION        DELIVERABLE           RESPONSIBLE
                                                DATE

NETWORK AND OPS MILESTONES                                                             CW       BCE
                                                                                               NEXXIA
   High Level Architecture Requirements          March 15th        X                    X       X
   Interoperability Testing Complete, SBC        April 15th                                     X
   and 2 RJ45 port ATA



                      BCE NEXXIA/CLEARWIRE MASTER SUPPLY AGREEMENT

     Finalize Architecture                                    May 1st         X        X        X

     Identify Local PSTN Partners                            March 15th                         X

     Negotiate PSTN partner pricing                         March 30th                          X

     Finalize Engineering and Design-POP
     Design Documentation                                    May 15th         X                 X

     Install & Test VOIP POP at CW Lab                       June 15th                  X       X

     Order PRI/IMT trunks                                    May 15th                           X

     Order MCS/CS2K complex                                 April 15th                          X

     Finalize Ops support models                              May 15th                  X       X

     Identify E911 Partners                                 April 15th                          X

     Negotiate 911 related Pricing                            May 1st                           X

     Order E911 Tandem Trunks                                June 1st                           X

     MCS/CS2K complex Installation                           June 1st                           X

     MCS/CS2K complex commissioning                          July 1st                           X

     Order POP Equipment for Select TBD
     Market                                                  May 15th                           X

     Install POP Equipment *first POP site,
     schedule TBD for additional 54 POP sites                July 1st                   X

     Commission POP (Equipment and PSTN
     Connectivity                                            July 15th                          X

     Network Readiness Testing in Select TBD
     Market                                                  Sept 1st                    X      X

OPERATIONS READINESS TESTING

     Hand-off to operations                                  Sept 1st                    X      X

     Order ATAs                                              July 15th                   X

     ORT Start in Select TBD Market                          Oct. 31st                   X      X

     Need plan for New markets after FOA and
     upgrade of existing markets (joint with IT)



                      BCE NEXXIA/CLEARWIRE MASTER SUPPLY AGREEMENT

4. JOINT CW AND BELL NEXXIA IT/SYSTEMS COMPONENTS MILESTONES AND
   RESPONSIBILITY MATRIX

The milestones set out below are estimates and are subject to change.

                                                                                BCE
TASK                                        COMPLETION DATE  DELIVERABLE  CW   NEXXIA
SECURE PROJECT RESOURCES                    March 15 2005         X        X

COMPLETE VOIP PRODUCT DEFINITION            April 15 2005         X        X

Complete Architecture Deliverables          April 15 2005         X        X     X
-Application Architecture                                                  X     X
-Data Architecture                                                         X     X
-Security Architecture                                                     X     X

DEFINE VOLUME/PERFORMANCE TARGETS           April 15 2005         X
-Sales/Activation                                                          X     X
-Customer Care                                                             X     X
-Self-Care                                                                 X     X
-Billing                                                                   X
-Service Usage                                                             X     X

COMPLETE PROJECT REQUIREMENTS               May 15 2005           X
DELIVERABLES
-Sales/Order Entry                                                         X     X
-Provisioning                                                              X     X
-Customer Care                                                             X
-Self Care                                                                 X
-Equipment Fulfillment                                                     X
-Equipment Returns                                                         X
-Non-Recurring Billing Events                                              X
-Recurring Billing Events                                                  X
-Trouble Tickets                                                           X     X
-Taxes                                                                     X
-Collections                                                               X
-User/Table Administration                                                 X     X
-Reporting                                                                 X     X

COMPLETE INTERFACE DEFINITION DOCUMENTS     May 15 2005           X
-Usage Mediation                                                           X     X
-911                                                                       X     X
-Provisioning/Activation API                                                     X
-Feature Management API                                                          X
-Equipment Fulfillment                                                     X

         BCE NEXXIA/CLEARWIRE MASTER SUPPLY AGREEMENT

                                                                                BCE
TASK                                        COMPLETION DATE  DELIVERABLE  CW   NEXXIA
-Tax Calculation                                                           X
-Financials                                                                X
-Inventory                                                                 X
-Number Pool Management                                                    X     X
-Number Portability                                                        X     X
-Reporting                                                                 X     X
COMPLETE PROJECT DESIGN DELIVERABLES        July 1 2005           X
-Sales/Order Entry                                                         X     X
-Provisioning                                                              X     X
-Customer Care                                                             X     X
-Self Care                                                                 X     X
-Equipment Fulfillment                                                     X
-Equipment Returns                                                         X
-Non-Recurring Billing Events                                              X
-Recurring Billing Events                                                  X
-Trouble Tickets                                                           X     X
-Taxes                                                                     X
-Collections                                                               X
-Number Pool Management                                                    X     X
-Number Portability                                                        X     X
-User/Table Administration                                                 X     X
-Reporting                                                                 X     X

DEFINE OPERATIONS FRAMEWORK                 July 15 2005          X
-Backup/Disaster Recovery                                                  X     X
-Volume Test Plan                                                          X     X
-Performance Test Plan                                                     X     X

DEVELOP TEST PLANS                          July 15 2005
-Functional Module Test                                                    X     X
-User Acceptance Test                                                      X     X
-System Certification Test                                                 X     X
-Performance Test                                                          X     X
-User Acceptance Tests                                                     X     X

TRAINING                                    September 15 2005
-Develop Training Plan                                                     X     X
-Develop Training Materials                                                X     X
-Develop Training Schedule                                                 X     X

COMPLETE SOFTWARE MODIFICATIONS             August 15 2005
-Sales/Order Entry Application                                             X
-VoIP Order Management API                                                       X
-Provisioning Client Application                                           X
-Provisioning/Activation API                                                     X
-Customer Care Application                                                 X

         BCE NEXXIA/CLEARWIRE MASTER SUPPLY AGREEMENT

--------------------------------------------------------------------------------
-Self Care Application                                           X
--------------------------------------------------------------------------------
-Feature Management API                                                  X
--------------------------------------------------------------------------------
-Usage Management API                                                    X
--------------------------------------------------------------------------------
-Equipment Fulfillment                                           X
--------------------------------------------------------------------------------
-Equipment Returns                                               X
--------------------------------------------------------------------------------
-Non-Recurring Billing Events                                    X
--------------------------------------------------------------------------------
-Recurring Billing Events                                        X
--------------------------------------------------------------------------------
-1st Level Trouble Ticket Application                            X
--------------------------------------------------------------------------------
-2nd, 3rd Level Trouble Ticket
 escalation API                                                          X
--------------------------------------------------------------------------------
-Taxes                                                           X
--------------------------------------------------------------------------------
-Collections                                                     X
--------------------------------------------------------------------------------
-Number Pool Management                                          X       X
--------------------------------------------------------------------------------
-Number Portability                                              X       X
--------------------------------------------------------------------------------
-User/Table Administration                                       X       X
--------------------------------------------------------------------------------
-Reporting                                                       X       X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 CONDUCT FUNCTIONAL MODULE TESTING    September 1 2005   X
--------------------------------------------------------------------------------
-Sales/Order Entry Application                                   X
--------------------------------------------------------------------------------
-VoIP Order Management API                                               X
--------------------------------------------------------------------------------
-Provisioning Client Application                                 X
--------------------------------------------------------------------------------
-Provisioning/Activation API                                             X
--------------------------------------------------------------------------------
-Customer Care Application                                       X
--------------------------------------------------------------------------------
-Self Care Application                                           X
--------------------------------------------------------------------------------
-Feature Management API                                                  X
--------------------------------------------------------------------------------
-Usage Management API                                                    X
--------------------------------------------------------------------------------
-Equipment Fulfillment                                           X
--------------------------------------------------------------------------------
-Equipment Returns                                               X
--------------------------------------------------------------------------------
-Non-Recurring Billing Events                                    X
--------------------------------------------------------------------------------
-Recurring Billing Events                                        X
--------------------------------------------------------------------------------
-1st Level Trouble Ticket Application                            X
--------------------------------------------------------------------------------
-2nd, 3rd Level Trouble Ticket
escalation API                                                           X
--------------------------------------------------------------------------------
-Taxes                                                           X
--------------------------------------------------------------------------------
-Collections                                                     X
--------------------------------------------------------------------------------
-Number Pool Management                                                  X
--------------------------------------------------------------------------------
-Number Portability                                                      X
--------------------------------------------------------------------------------
-User/Table Administration                                       X       X
--------------------------------------------------------------------------------
-Reporting                                                       X       X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 SELECT PILOT MARKET                  August 15 2005     X       X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 CONDUCT SYSTEM TESTING               October 1 2005     X       X       X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 CONDUCT PERFORMANCE TESTING          October 15 2005    X       X       X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 CONDUCT USER ACCEPTANCE TESTING      October 15 2005    X       X       X

--------------------------------------------------------------------------------


         BCE NEXXIA/CLEARWIRE MASTER SUPPLY AGREEMENT

CONDUCT TRAIN THE TRAINER               October 22 2005     X     X    X

TRAIN PILOT MARKET PERSONNEL            October 22 2005     X     X

START ORT                               October 31 2005     X     X    X

DEVELOP MARKET IMPLEMENTATION PLAN      October 15 2005     X     X    X

DEPLOY SYSTEM TO EACH MARKET            TBD                 X
-Develop Plan                                                     X    X
-Conduct Training                                                 X


         BCE NEXXIA/CLEARWIRE MASTER SUPPLY AGREEMENT

                                   APPENDIX 1

CONSUMER SERVICES DEVELOPMENT

VOICE OVER IP COMMERCIAL SERVICE
PRODUCT DESCRIPTION DOCUMENT

VERSION 2.1
FEBRUARY 24, 2005

BCE NEXXIA RESTRICTED


TABLE OF CONTENTS

1.0    DOCUMENT OBJECTIVES...................................................  4

2.0    INTRODUCTION..........................................................  5

    2.1   NOTATION...........................................................  5
    2.2   BACKGROUND.........................................................  5

3.0    PROJECT DESCRIPTION...................................................  6

    3.1   REQUIREMENTS.......................................................  6
    3.2   OFFERING:..........................................................  7
    3.3   OUT OF SCOPE FOR COMMERCIAL LAUNCH.................................  8
    3.4   OVERALL ASSUMPTIONS................................................  9

4.0    VOIP NETWORK.......................................................... 10

    4.1   NETWORK ARCHITECTURE............................................... 10
    4.2   SERVICE LEVEL OBJECTIVES (OPS METRICS ARE UNDER DEVELOPMENT)....... 10
    4.3   SECURITY (UNDER DEVELOPMENT, CLARIFICATION AND ROLES TBD).......... 11

5.0    END USER EXPERIENCE................................................... 13

    5.1   PRIMARY PHONE NUMBERS.............................................. 13
    5.2   SECONDARY PHONE NUMBERS............................................ 13
    5.3   NUMBER TRANSFERABILITY (NTA) (TO BE CONFIRMED ONCE TELCO PARTNER
          RELATIONSHIPS ARE ESTABLISHED):.................................... 14

6.0    STATIC E911........................................................... 16

7.0    MINIMUM SYSTEM REQUIREMENTS........................................... 17

    7.1   INTERNET ACCESS SPEED.............................................. 17
    7.2   HOME NETWORK REQUIREMENTS.......................................... 17

8.0    WEB APPLICATION - TBD................................................. 18
    8.1   REGISTRATION PROCESS / ORDERING PROCESS - (ROLES TO BE CONFIRMED).. 18
    8.2   CLASSES OF SERVICE (COS) (TO BE CONFIRMED DUE TO IT IMPACTS -
          FURTHER DEFINITION OF END USER EXPERIENCE IN THIS AREA REQUIRED)... 20

9.0    SERVICE PROVISIONING AND FULFILLMENT (TO BE CONFIRMED)................ 21
    9.1   DIGITAL VOICE SERVICE END USER KITS (EXAMPLE ONLY - CW TO DEFINE).. 21
    9.2   KIT PREPARATION.................................................... 21
    9.3   PROCESS FULFILLMENT FLOW CHART..................................... 21

10.0    BILLING.............................................................. 22

    10.1  CHARGEABLE ITEMS (TO BE DEFINED)................................... 22
    10.2  BILL COMPONENTS - TO BE MADE AVAILABLE TO CLEARWIRE FOR BILLING
          PRESENTMENT........................................................ 22
    10.3  PROVISIONING AND BILLING (NEEDS TO BE REVISTED BASED ON CW MODEL).. 23
    10.4  BILLING START DATE................................................. 23
    10.5  CONTRACTS - RULES AND PENALTY FEE (TBD BY CLEARWIRE)............... 24
    10.6  NORTH AMERICA LONG DISTANCE REGION DEFINITION...................... 24
    10.7  END USER CARE (VIEWING BILLS AND ADJUSTMENTS)...................... 24

11.0    SUPPORT.............................................................. 25

    11.1  HOURS OF OPERATION................................................. 25
    11.2  TECHNICAL SUPPORT: PROPOSED MODEL ABOVE WEB PORTAL (END USER
          SERVICE LEVEL)..................................................... 25

BCE NEXXIA RESTRICTED


12.0    TRACKING & REPORTING:................................................ 28

BCE NEXXIA RESTRICTED


REVISION HISTORY


     DATE                 VERSION        AUTHOR      DESCRIPTION
---------------           -------     ------------   -----------
Jan. 26th, 2005           1.0         Brad Fisher    Initial CW Draft based on revisions to BCE
                                                     Nexxia specific Service Description.

Feb. 3rd, 2005            1.1         Julie Daoust   Revisions to Technology-specific sections

Feb. 8th, 2005            IT          Konst Liris    Revisions to overall document

Feb. 9th, 2005            1.2         Julie Daoust   Revisions to overall TD

Feb. 11th, 2005           1.3         Julie Daoust   Overall Revisions with Product Input
                                      and ALL

Feb. 13th, 2005           1.4         Julie Daoust   Overall Revisions to final draft

Feb. 14th, 2005           1.5         Julie Daoust   Revisions from various team members re
                                                     network and portal piece

Feb. 15th, 2005           1.6         Julie Daoust   Sean O'Leary revisions

                                                     Added network diagram

Feb. 15th, 2005           1.7         Brad Fisher    Further revisions to improve clarity and
                                                     context, as well as consistency of
                                                     document conventions

Feb. 15th, 2005           1.7B        Sean O'Leary   Clarity and grammatical edits only;
                                                     version initially forward to Clearwire
                                                     for review.

Feb. 17th, 2005           1.8         William Crago  Revisions to home networking diagrams,
                                                     addition of reports details, change in
                                                     the operational support model

Feb. 18th, 2005           1.9         Clearwire      CW revisions
                                      Team

Feb. 23, 2005             2.0         Julie Daoust   Added revisions from IT and TD teams

Feb. 24, 2005             2.1         Technology     Added provisioning server interactions
                                      Development    diagram, removed Bell Canada logo, replaced
                                      Team, Yves     Bell Canada with BCE Nexxia, addition of
                                      Caron, Sean    details on service assurance model
                                      O'Leary,

BCE NEXXIA RESTRICTED


1.0    DOCUMENT OBJECTIVES

The objective of this document is to provide a detailed description of the Voice over IP service which may be offered via Clearwire in their US consumer footprint. This description will be used by the service development teams to communicate the requirements of the project.

-- THE CONTENTS OF THIS DOCUMENT SHOULD BE CONSIDERED DYNAMIC AND WILL BE UPDATED ACCORDING TO ONGOING CONSULTATION BETWEEN CLEARWIRE AND BCE CONSISTENT WITH THE PROVISIONS OF THE MASTER SERVICE AGREEMENT.

BCE NEXXIA RESTRICTED


2.0  INTRODUCTION

2.1  NOTATION

     Voice over Internet Protocol is commonly referred to as VoIP, Voice over IP, or more generally, Internet Telephony.

     An Analog Terminal Adapter (ATA) is at the heart of the VoIP service from the consumer perspective. For the purpose of this document, the ATA will be referred to as the "Voice Adapter". Definitions of the ATA will be included in this document once BCE Nexxia and Clearwire have finalized CPE plans.

     An Internet Sharing Device (ISD), Residential Gateway (RG), and Internet Gateway (IG) all describe a product that can be referred to as a Router. For clarity and convenience, the term "Router" will be used throughout this document to identify that hardware device. Finally, for the purpose of this document, the term modem should be taken to refer to a broadband or high-speed modem provided for the Clearwire high speed internet service.

     For the purposes of this document, we will refer to the Clearwire VoIP service as "CW Digital Voice" or simply "Digital Voice".

2.2  BACKGROUND

     Commercial launch date is targeted for October 2005.

BCE NEXXIA RESTRICTED


3.0      PROJECT DESCRIPTION

3.1      REQUIREMENTS

         o Use of 2 Ethernet port Sipura Voice Adapter with appropriate firmware

         o Any GUI development, documentation from BCE Nexxia to CW - both printed and online - would be available in English exclusively

         o BCE Nexxia and CW will collaborate on content and process for kits and equipment returns/exchanges

         o Customers would have one primary Digital Voice Number (from local service area only) and would have the ability to purchase additional numbers from other service areas.

         o Fax support is not currently part of the service however it is on the development plan with expected T-38 or G.711 pass-through being considered. Firm date not yet established

         o Number Transferability (NTA) Technical and Business process would be developed with each CLEC (telco) partner but a common interface would be developed for integration with Clearwire processes.

         o Unrated usage would be electronically available for presentation on Clearwire portal.

         o CDRs would be made available to CW for presentment to end users via the end user - facing account management web application. Date and exact method to be confirmed.

         o Service would be from the following cities, but not restricted to, subject to PSTN/regulatory limitations:


Aberdeen            WA
Anchorage           AK
Bellingham          WA
Bemidji             MN
Bend                OR
Boise               ID
Chico               CA
Coos Bay            OR
Duluth              MN
Eau Claire          WI
Eugene              OR
Eureka              CA
Fargo               ND
Flagstaff           AZ
Fresno              CA
Globe               AZ
Greensboro          NC
Harper              IL
Honolulu            HI
Juneau              AK
Kennewick           WA

BCE NEXXIA RESTRICTED

Kileen              TX
Klamath Falls       OR
Las Vegas           NV
Lewiston            ID
Lubbock             TX
Mankato             MN
Maui                HI
Medford             OR
Merced              CA
Midland             TX
Mobile              AL
Monterey/Salinas    CA
Redding             CA
Reno                NV
Richmond            VA
Riverside           CA
Upper MN            MN
Rochester           NY
Roseburg            OR
Seattle             CA
Stockton/Modesto    CA
Syracuse            NY
Tacoma              WA
Texarkana           TX
Visalia             CA
Walnut Grove        IL
Wenatchee           WA
Wichita Falls       TX
Windom              MN
Yakima              WA

3.2      OFFERING:


         o        One (1) primary Digital Voice number

         o Additional phone numbers - charged at pre-determined rate per month plus one-time activation fee (only one number per city due to IT limitations)

         o Local Number Transferability to / from wireline local service (where possible - required comprehensively throughout the US)

         o Local and long distance calling in the US and Canada, including Hawaii and Alaska, but excluding other US territories, Mexico, and the Caribbean.

         o International Overseas calling - charged at pre-determined rates per month by country

         o        611 - Direct connection to Digital Voice End User Support

         o Static E911 (BCE Nexxia's patent pending solution architecture to be adapted pending further design study)

BCE NEXXIA RESTRICTED


         o 411 without call completion - fee based (Details to be determined once relationship are established with Telco Partners)

         o        Voicemail (Parameters to be set by CW/BCE Nexxia)

         o Voicemail to Email (via attached audio file playable in standard PC media players)

         o Caller ID with name, number, date, and time (requires functionality on telephone set)

         o        Visual Call Waiting (requires functionality on telephone set)

         o        Call Forwarding

         o Call Forwarding Plus (customization based on what calls to forward, when to forward, and up to 10 numbers to forward to)

         o        3-Way Calling

         o        Meet Me Conferencing (fee-based)

         o        Call Screening

         o Do Not Disturb (schedule to forward incoming calls directly to Voicemail)

         o        International Call Block

         o        Per-Call Caller ID Blocking (*67)

         o 'Block the Blocker' capability desired - inclusion pending confirmation of technology availability

         o Application Programming Interfaces (API's) that enable ONLINE USER SELF-CARE for access to Digital Voice account info, user profile, service & feature management including:

                           o        missed calls list

                           o        phone usage reporting

                           o        personal profile / account info updates

                           o problem reporting interface / trouble ticket tracking by user

                           o        End User support & FAQ content

                           o personalization of number of rings before forwarded to voicemail

                           o personalization of included features listed above (Call Forward Plus, Call Screening, e-Mail destination for Voicemail delivery, Do Not Disturb parameters, etc).

                  All of the above features subject to confirmation once Clearwire product definition complete. Understood that above list has some constraints related to platform and existing BCE infrastructure.

3.3      OUT OF SCOPE FOR COMMERCIAL LAUNCH


                  ITEM                                  STATUS
--------------------------------------------------------------------------------
PIC Long distance                       Out of Scope
--------------------------------------------------------------------------------

BCE NEXXIA RESTRICTED


--------------------------------------------------------------------------------
10-10 long distance and 900 #'s         Out of Scope
--------------------------------------------------------------------------------
Operator Assistance                     Out of Scope
--------------------------------------------------------------------------------
Multiple phone numbers from one city    Out of Scope
--------------------------------------------------------------------------------
Multiple ATA's on a single
residential broadband connection        Out of Scope
--------------------------------------------------------------------------------
411 Call Completion                     Out of Scope
--------------------------------------------------------------------------------
Battery Backup                          Out of Scope
--------------------------------------------------------------------------------


3.4      OVERALL ASSUMPTIONS

         o Clearwire will ensure adequate broadband IP connection quality and sufficient network capacity between the home and the local Clearwire POP.

                  CW Digital Voice Service is assumed to be initially based on a self-install model.

BCE NEXXIA RESTRICTED


4.0      VOIP NETWORK

4.1      NETWORK ARCHITECTURE

Network diagrams need to be conformed to the agreed upon Clearwire - BCE Nexxia architectures.

The consumer VoIP application is based on the Nortel MCS 5200/CS2K platform. There are two types of sites deployed - a "main site" and a "POP". Main sites (location to be confirmed by BCE Nexxia) have the MCS/CS2K server complex, several PSTN gateways, multimedia servers to support offerings such as voicemail and conferencing as well as voice adapter provisioning servers. Main sites are fully redundant from a network perspective and BCE Nexxia would work to enable fail-over functionality between the Main Sites (with delivery timeframe updates to CW). POP sites provide local "dial tone" for incoming and outgoing calls in various areas through the means of PSTN gateways. For POP sites, redundancy is only deployed for outgoing calls. (i.e., in the event of a main site failure it would still be possible to place calls from the area served by a given POP (by using PSTN failover i.e. calls would be "backhauled" to our Toronto or Montreal main sites and routed through our network) but incoming calls to primary or secondary phone numbers in that site would not be possible.)

The Internet is used to interconnect to the main sites. Such sites must be protected with a firewall. The current plan anticipates that the VoIP service may share a firewall with other services delivered through the Clearwire POP.)


4.2      SERVICE LEVEL OBJECTIVES (OPS METRICS ARE UNDER DEVELOPMENT)

The following Operational metrics would be measured and averaged over the month and would exclude end-user devices:


MEASUREMENT CATEGORY           METRIC                   PARAMETERS
--------------------------------------------------------------------------------------
Availablility and Repair       Mean-Time to Respond     15 minutes per incident
         Time                                           averaged during one calendar
                                                        month for all CW NOC
                                                        escalations to BCE.

                               Mean-Time-To-Repair      1 hour for Service Impacting
                                                        (e.g. VOIP network outage, all
                                                        end users impacted).
                                                        4 hours for Service Degrading
                                                        (e.g. VOIP service degraded,
                                                        some end users impacted)
                                                        8 hours for Service Affecting
                                                        (e.g. redundant system failure)






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-------------------------------------------------------------------------------
Network Performannce    Network Availability            Xx xx%
                        -------------------------------------------------------
                        Service Availability            Xx xx% - Core only
                                                        Based on the assumption
                                                        of availability
                                                        Of spaces
                        -------------------------------------------------------
                        Latency end to end* pending     -xx ms (one way transit)
                        Brix
-------------------------------------------------------------------------------


4.3      SECURITY (UNDER DEVELOPMENT, CLARIFICATION AND ROLES TBD)

     4.3.1    INTRODUCTION

         The service at a minimum secures the transmission of user passwords, and information that can compromise the availability of the service and or its functionality. Devices that are subject to abuse, attack or intrusion would be protected to ensure the quality and availability of the service. Standard practices and devices would be available and regularly monitored by BCE Nexxia's network operations group.


     4.3.2    WEB SERVICES PLATFORM (PORTAL)

         User interactions with the VoIP web services would be accomplished in a secure manner. All communications to web services would be encrypted. Also only known trusted clients would be able to access the VoIP web services. Security architecture and solution would be mutually agreed where relevant upon once various impacts (costs, end user impact) have been considered.

         The Web Services Platform (this needs to be defined not clear what this is) itself will be protected by firewalls and Intrusion Detection Systems as well the platform will be protected by anti-virus software if the platform is vulnerable to such intrusions.

     4.3.3    PROVISIONING

         All provisioning interactions between the Web Services Platform/end user devices and the End User Provision Platform would be secure.

         Provision requests once received by the End user provisioning platform, would be secured and stored securely on the platform.





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         Provisioning request should only be accepted from known trusted devices to the extent that they can be identified, by the provisioning platform.


             (HIGH -LEVEL ATA AND MCS PROVISIONING PROCESS GRAPHIC)


     4.3.4    MCS/CS2K COMPLEX

         The MCS/CS2K complex would be protected from unwanted traffic and intrusion that may affect the service quality and integrity. Unauthorized attempts would be denied and detected; detected unauthorized attempts would be analyzed for malicious data and dealt with in an appropriate manner. In the event malicious data is able to bypass perimeter defences host level intrusion systems would be in place to assess the level and severity of the intrusion and minimize the affect. The platform would be protected by anti-virus software if the platform is vulnerable to such intrusions.





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5.0      END USER EXPERIENCE

         One of the key aspects of the CW Digital Voice service is the ability to map multiple phone numbers to a single end user account. The list of multiple numbers must include a single "primary phone number" (Digital Voice Number) and a mutually agreeable limit of additional "secondary numbers".

         The service supports a maximum of one number, primary or secondary, from any one city. This means it is not possible to have a primary Digital Voice Number and a secondary Number from the same city or two secondary numbers from the same city due to systems limitations. I CW and BCE Nexxia would work to remove this restriction as part of feature enhancement efforts.

5.1      PRIMARY PHONE NUMBERS

         "Primary phone number" is the term used to describe the main number for the CW Digital Voice service. All outbound calling charges and taxes are based on the primary number. The primary number is the E911 number and the associated address must be valid and in the same city as the primary number for E911 call routing.

     5.1.1    IMPLICATIONS OF PRIMARY NUMBER SELECTION

         All calls made by the user Would be charged as though they are made from the location of the primary phone number. Implications of primary phone number selection include:

                  o Dial-in number to access Voicemail would have the same area code as the user's primary number.

                  o Primary number is always used as either call origination point or call termination point for usage tracking and billing

                  o Meet-Me-Conferencing dial-in number would have the same area code as the user's primary number.

5.2      SECONDARY PHONE NUMBERS

         A "secondary phone" number allows parties in other cities to call CW Digital Voice end users by dialling local phone numbers within those cities, even if the Digital Voice end user resides in, and/or has selected a primary number from a different city.

         (Eg. a user with an Anchorage primary phone number who subscribes to a secondary phone number in St. Cloud can provide parties within the St. Cloud calling area with a local St Cloud number that rings through to his/her Anchorage-based Digital Voice line. Secondary numbers have no effect on outgoing calls made by the user, as all outgoing calls are treated as if they are made from the location of the primary number).




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
                               Used to place calls         Used to receive calls
                               -------------------         ---------------------
Primary phone number                   YES                          YES
Secondary phone number                  NO                          YES


5.3 NUMBER TRANSFERABILITY (NTA) (TO BE CONFIRMED ONCE TELCO PARTNER RELATIONSHIPS ARE ESTABLISHED):

     End users would have the option of migrating their existing local wireline phone number to their CW Digital Voice service to use that number as their primary Digital Voice number. Conversely, they may have the option of migrating their Digital Voice number to their local wireline service. End users would be able to do the following:


                  o Transfer local wireline phone number to their new or existing Digital Voice service

                  o Transfer Digital Voice number to a local wireline service

                  o Transfer CLEC (wireline or VoIP) number to CW Digital Voice service, (depending on system & process availability)

                  o        Transfer Digital Voice Number to a CLEC (wireline or
                           VoIP), (depending on system & process availability)


                                                            Request Completed from end user
                         SLA Target to Complete Request               Perspective
Port In Transactions          X% Complete in X Time               X% Complete in X Time
Port Out Transaction          X% Complete in X Time               X% Complete in X Time


NOTE: It is essential that the Partner Telcos be defined in order to determine the NTA solution(s). The MapleVoice solution is contingent on Partner Telcos & their NTA processes.

     5.3.1    IMPLICATIONS OF NTA


         o Once a Digital Voice primary number is ported to wire line, the Digital Voice account must have a new primary number assigned or be terminated.

         o Static E911 profile needs to be updated for activation or deactivation of primary number being ported to either wireline and Digital Voice service





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         o        In the event that a new primary number is selected for an
                  existing Digital Voice account updates may be required for certain supported features, eg. Dial-in number for access to Voicemail account, Call Screening list, etc.


     5.3.2    OUT OF SCOPE FOR NTA


         Porting  of numbers that are not supported by wireline is out of scope.





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6.0  STATIC E911

At the time of the creation of this document, the Static E911 end user experience or architecture has not been finalized for USA market. A BCE Nexxia patent pending solution has been implemented for BCE Nexxia's service area and would be leveraged/adapted as appropriate for the CW deployment. As listed in section 3.1, Static E911 will be part of the initial VOIP offering.

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7.0  MINIMUM SYSTEM REQUIREMENTS

To subscribe to Digital Voice service, end users must meet the following requirements:

7.1  INTERNET ACCESS SPEED

(*NOTA BENE: the following is based on a pure "over-the-top" implementation and does NOT yet contemplate the anticipated benefits to VoIP from CW's ability to prioritize bandwidth for the Digital Voice application vs. browsing/e-mail etc. This section must be reconciled with CW's Internet access product QoS implementation

     o Minimum: in excess of 64kpbs upstream, and in excess of 128kbps downstream

     o Recommended: in excess of 384kbps upstream, and in excess of l.0Mbps downstream

               o    Limitation with CW's low-tier Internet access service:
                    Current interim 3-Way Calling implementation would NOT offer acceptable performance (based on current G729 codec working assumptions). Planned future redesign of this feature would alleviate the issue with low-tier. Internet access products such as that which is described as Minimum above.

               o    Limitation with CW's low-tier Internet access service:
                    Concurrent use of PC for large file transfer/download and/or browsing of complex websites may also decrease the sound quality of a Digital Voice call.

7.2  HOME NETWORK REQUIREMENTS

All Clearwire end users would be provided with a 2 Ethernet LAN port Sipura ATA. The WAN port on the ATA will connect to the Clearwire CPE and the other will connect to the end user's computer or home networking equipment.

                                  TYPICAL HOME

                             (TYPICAL HOME GRAPHIC)


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8.0  WEB APPLICATION - TBD

8.1  REGISTRATION PROCESS / ORDERING PROCESS - (ROLES TO BE CONFIRMED)

     8.1.1 NUMBER POOL MANAGEMENT

               8.1.1.1 NUMBER STORAGE

                    Numbers for Voice over IP would be stored and administered in the VoIP service administration application provided by BCE Nexxia Numbers for each POP would be loaded by COE Operations, based on demand. All numbers must be pre-provisioned in order to be eligible for end user assignment.

               8.1.1.2 NUMBER POOL MANAGEMENT TOOL

                    The Number Pool Management Tool would support activations and deactivations as well as suspensions and provisioning. This tool would have the added capability of dealing with Number Transferability and other services defined in the additional features and change.

               8.1.1.3 THRESHOLDS

                    Thresholds would be set for each POP to alert the Number Admin group when additional numbers are required. Thresholds would vary by POP and would be adjustable.

               8.1.1.4 TAGGING

                    Numbers would be tagged as follows:

                    o    Activated

                    o    Assigned to an end user but not yet activated

                    o    Available

                    o Unavailable, and in the process of being aged for 60 days

                    o Unavailable, suspended and not being aged (end user requested)

               8.1.1.5 NUMBER DE-ACTIVATION (CW TO DEFINE PARAMETERS)


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               8.1.1.6 METRICS

                    Data would be available to the Number Admin group in order to enable them to manage the number database effectively and efficiently. Some possible metrics by POP include:

                    o    Total working

                    o    Total available

                    o Total in the aging pool (perhaps broken down further, by length of time to indicate date of availability)

                    o    Total suspended and not aging

                    o    Total suspended and aging

                    o    Total assigned but not yet activated

                    o Churn statistics (For example, outs and ins in a given period of time)

     8.1.2 SERVICE/FEATURE MANAGEMENT

          End users would be able to configure features in real-time using a web application. This functionality would be developed and enabled on a mutually agreeable timetable via a secure feature management page. Cancellation of service must be made through a CSR.

          SOLUTION IS DEPENDENT ON CW OSS SOLUTION & STRATEGY.

     8.1.3 PROFILE MANAGEMENT

          BCE Nexxia will provide the ability to manipulate the customers VoIP service features/profile (preferably via an API). The customer profile information stored by the VoIP services will be the amount necessary to ensure the switch is provisioned properly and customer features are accurate per their requests. Clear Wire is the owner of the customer data however some duplication will be required to support customer feature selection.

          SOLUTION IS DEPENDENT ON CW OSS SOLUTION & STRATEGY.

     8.1.4 ACCOUNT MANAGEMENT

          BCE Nexxia would provide VoIP services to manage the end user account. The account information (can we come up with an example here so this can be clarified) stored by the VoIP services will be minimal as Clear Wire is the owner of the end user account.

          SOLUTION IS DEPENDENT ON CW OSS SOLUTION & STRATEGY.

     8.1.5 BILLING MANAGEMENT

          Detailed information on billing processes is outlined in section 10.0.

          SOLUTION IS DEPENDENT ON CW OSS SOLUTION & STRATEGY.


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     8.1.6 HELP/TROUBLESHOOTING

     8.1.7 AUTO-GENERATED EMAILS

          There would be several instances where the Clear Wire application would send auto-generated emails. Details of this area will be confirmed once Clearwire has completed product definition documentation. Some of the content of these emails is dynamic for the purpose of personalizing the email for the end user. The following is a list of the actions that will result in an auto-generated email:

               1.   Order confirmation

               2. 911 service address registration completed and validated with verified updates across network elements - end user will receive confirmation email

8.2 CLASSES OF SERVICE (COS) (TO BE CONFIRMED DUE TO IT IMPACTS -- FURTHER DEFINITION OF END USER EXPERIENCE IN THIS AREA REQUIRED)

     Class of Service is available on the platform, should CW wish to take advantage of this set of features, parameters would need to be defined.

     8.2.1 CLASS OF SERVICE LEVELS - NETWORK SIDE

          Processes and business rules need to be defined to establish who has the authority to apply the above rules.

          Network based rules over-ride any functionality that users may be given to define their own service levels.


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9.0  SERVICE PROVISIONING AND FULFILLMENT (to be confirmed)

     Digital Voice service kit would be provisioned, fulfilled, and shipped by utilizing the CW preferred shipping vendor. Both parties will collaborate to develop as appropriate. A detailed statement of work document that describes the exact accountabilities, deliverables, processes, fees, and timeframes between Digital Voice Web application, and CW's preferred shipping vendor is to be developed in a separate document.

9.1  DIGITAL VOICE SERVICE END USER KITS (EXAMPLE ONLY - CW TO DEFINE)

     Digital Voice service installation kit could have the following contents:

          o    Welcome Letter

          o    Quick Set-up Guide

          o    Voice Adapter (Sipura)

          o    Ethernet Cable

          o    Power Supply

          o    Phone Cable

9.2  KIT PREPARATION

Data file exchange to be defined by CW

9.3  PROCESS FULFILLMENT FLOW CHART

     TBD (CW and Preferred Shipping Vendor)


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10.0 BILLING

PLEASE NOTE: ALL BILLING ITEMS ARE TO BE FINALIZED PENDING CW OSS SOLUTION.

10.1 CHARGEABLE ITEMS (TO BE DEFINED)

     The Digital Voice service charges would be available for the following items:

     o Base package that the end user has registered for - monthly charge (The number of packages and other details - TBD)

     o Service activation charge (can be visible or not visible on bill, may be waived)

     o Change of Digital Voice (primary) number (can be visible or not visible on bill, may be waived)

     o Activation of Additional Numbers (can be visible or not visible on bill, may be waived)

     o    Change of Additional Number(s)

     o Recurring monthly charges for Additional Number(s) (can be visible or not visible on bill, may be waived)

     o Recurring monthly charge for a la carte features (such as Meet Me Calling) (can be visible or not visible on bill, may be waived)

     o    North American outbound non toll free minutes

     o    Non-free-calling-area usage (which includes Alaska and Hawaii)

     o    Tax requirements need to be defined

10.2 BILL COMPONENTS - TO BE MADE AVAILABLE TO CLEARWIRE FOR BILLING PRESENTMENT

BCE Nexxia would provide unrated voice usage to Clear Wire in CDR or IPDR format in a near realtime manner. (date and details to be determined)


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10.3 PROVISIONING AND BILLING (NEEDS TO BE REVISITED BASED ON CW MODEL)

     End users are encouraged to order Digital Voice service on CW web-site. Customers would choose to subscribe to Internet Access Services either with Digital Voice Service or not. They would also need to identify what a la carte features or Additional Number(s) they wish to order. The actual selection and configuration of their features, including the cities in which their Digital Voice Number (i.e. primary number) and Additional Numbers, is done on a Web application during the ordering process. The ordering system would need to advise the Digital Voice Web application which service, package, etc. the customer has subscribed to. On an ongoing basis, Digital Voice Web application would have to advise the billing group when certain events take place that trigger billing (such as changing a primary number). Similarly, the ordering Web application would have to advise Digital Voice Web application when changes to their profile have been made (services added/deleted/changed). This area needs further clarification between CW and BCE. See diagram below for initial integration focus areas.

                    (INITIAL INTEGRATION FOCUS AREAS DIAGRAM)

10.4 BILLING START DATE

     For existing Clearwire Internet service subscribers, billing for Digital Voice service begins the day the order is taken for Digital Voice service. Billing cycle would be the same as Clearwire Internet service.


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     For new Clearwire Internet service subscribers, billing for Digital Voice service begins when Clearwire Internet service is billed; i.e. at activation of Clearwire Internet service (connection of modem) or xdays after ordering of Clearwire Internet service. The above is subject to change once product definition document is completed.

10.5 CONTRACTS - RULES AND PENALTY FEE (TBD BY CLEARWIRE)

10.6 NORTH AMERICA LONG DISTANCE REGION DEFINITION

     Included in North America LD:

          o    Canada

          o    Continental U.S., Hawaii, Alaska

     Excluded from North America LD:

          o    Mexico

          o Caribbean, including all U.S. territories (San Juan, and U.S. Virgin Islands)

10.7 END USER CARE (VIEWING BILLS AND ADJUSTMENTS)

Clear Wire's OSS will provide these functions.


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11.0 SUPPORT

The diagram below conforms with Section 11.2 and reflects that CW Tier 2 (NOC) escalates to BCE Nexxia Tier 2. All end user interaction is between CW and the end user. BCE Nexxia does not interact with CW end users, all BCE Nexxia -CW interaction is NOC to NOC.

                                SERVICE ASSURANCE
                           GENERIC PROCESS VIEW DRAFT

                         (GENERIC PROCESS VIEW GRAPHIC)

11.1 HOURS OF OPERATION

          1.   Business Office: Consistent with Clearwire business office hours

          2.   COE 7x24

          3.   iTECH 7x24

          4. Vendor - varies, but typically 8:00am to 5:00pm Monday to Friday, off hours duty manager

11.2 TECHNICAL SUPPORT: PROPOSED MODEL ABOVE WEB PORTAL (END USER SERVICE LEVEL)


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     DEFINITIONS:

               o Starting point is the CW HD -They would contact the appropriate BCE Nexxia entities to get issues resolved. Escalated calls to BCE Nexxia should predominately be network issues in general not end user specific tickets Accountabilities include:

                    o    Open tickets unless we can share ticket systems somehow
                         - would be more efficient

                    o Perform high level testing, including physical customer infrastructure testing

                    o    Problem resolution

                    o    Manage ticket and determine next course of action

               o Sympatico Member Services (referred to as SMS HD) will act as "passthru" only if the trouble ticketing tools solution between BCE Nexxia and CW can not align to bypass this step.

               o Level 2 support (L2 support) is defined as the BCE Nexxia Centre of Excellence (COE). The COE is a "front door" team who is responsible for all VoIP market segments support. They interface with the BCE Nexxia downstream operational teams if/when required. L2 support accountabilities:

                    o    Second line of support

                    o Determine/fix issues with translations, higher level MCS complex related troubleshooting

                    o Manage ticket within internal downstream operations teams (including Adaptative infrastructure for Portal and code issues)

                    o Provisioning server issues - front door to apps management

               o Level 3 support (L3 support) is defined as the BCE Nexxia iTECH centre. The iTECH centre is responsible for resolving complex issues as well as testing and validating fixes. L3 accountabilities are:

                    o Complex troubleshooting on the MCS complex, voice network and DMS

               o Level 4 support (L4 support) is defined as vendor support. L4 support accountabilities:

                    o    Final point of support for highly complex problems

     11.2.1 EXISTING PORTAL INTERNAL INTERFACE (TBD)

          11.2.1.1 PASSWORD RESET

               o Ability for Helpdesk agents to reset end user passwords - needs to CW tier 1 function

               o Ability for Management level access to reset Agent level access passwords - CW tier 2 function


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               o    Ability for Administrator level access to reset Management level access passwords- CW tier 2 function

               o Ability for Administrator level access to reset Management level access passwords - duplicate of above

               o Password support aligned with BCE Nexxia.ca single sign-on method - pending confirmation that CW is adopting this platform

               o Ability for helpdesk agents to reset Voicemail passwords - needs to be CW Tier 1 function

          11.2.1.2 END USER REPORT PROBLEM

               The agents would use the CW trouble reporting system (Level 1). System would auto-populate end user information based available data. The CW trouble reporting system will interface with the MVCOM trouble management system (for Level 3?)-WILL GO THRU 2 -3 LEVELS AT CW BEFORE ISSUE GETS TO BCE NEXXIA


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12.0 TRACKING & REPORTING:

CW would have access to the following (but not limited to) reports:

Service quality metric reports based on Section 4.2 parameters are yet to be defined.

All reports listed in the following table are parameterized reports that can be viewed in HTML or exported to excel. Figure 1 is an example of the interface to specify report parameters.

                           (DASHBOARD REPORT GRAPHIC)

FIGURE 1

        REPORT NAME                       DESCRIPTION                                   FIELDS
        -----------                       -----------                                   ------
VOIP LD USAGE-OUTSIDE LCA     The VoIP LD usage report would        o    Customer ID
                              contain the total volume of           o    First Name
                              calls by minutes outside the          o    Last Name
                              local calling area but within         o    Number of Calls, Total
                              Canada. This would be used to              Minutes
                              determine long distance calls         o    Off-Peak, Full Rate
                              within Canada. The report would            Average Call Length
                              be generated based on a                    Number of Days on Service
                              selected time frame.                  o    Average Minutes per Days on Service

VOIP INTRA USAGE              All calls that are initiated in       o    Customer ID
                              either Quebec or Ontario and          o    First Name
                              the destination is also either        o    Last Name
                              Quebec or Ontario is defined as       o    Number of Calls
                              an "Intra" call. This can be


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
                              determined by checking the            o    Total Minutes
                              originating and destination area      o    Off Peak
                              codes against a look up table. The    o    Full Rate
                              report would be generated based on    o    Average Call Length
                              a specified time frame. Totals        o    Number of Days on Service
                              would be required for each            o    Average Minutes per Days on Service
                              grouping. The report should be
                              sorted by 'Total Calls' in
                              descending order

VOIP Inter Usage              All calls that are initiated in       o    Customer ID
                              Quebec or Ontario with a              o    First Name
                              destination outside Quebec and        o    Last Name
                              Ontario but within Canada are         o    Number of Calls
                              defined as an "Inter" call. The       o    Total Minutes
                              report would be generated based on    o    Off-Peak
                              a specified time frame. Totals        o    Full Rate
                              would be required for each            o    Average Call Length
                              grouping. Inter calls can be          o    Number of Days on Service
                              determined by checking the            o    Average Minutes per Days on Service
                              originating and destination area
                              codes against a look up table. The
                              report should be sorted by 'Total
                              Calls' in descending order.

VOIP US Usage                 All calls that have a destination     o    Customer ID
                              that is within the continental        o    First Name
                              United States would be displayed in   o    Last Name
                              this report. The report would be      o    Number of Calls
                              generated based on a specified time   o    Total Minutes
                              frame. US calls can be determined     o    Off-Peak
                              by checking against the provided      o    Full Rate
                              look up table. Totals would be        o    Average Call Length
                              required for each grouping. The       o    Number of Days on Service
                              report should be sorted by 'Total     o    Average Minutes per Days on Service
                              Calls' in descending order.

VOIP OverSeas Usage           All calls that have a destination     o    Customer ID
                              that is not within the continental    o    First Name
                              United States or Canada. The report   o    Last Name
                              would be generated based on a         o    Number of Calls
                              specified time frame. Totals would    o    Total Minutes
                              be required for each grouping. The    o    Off-Peak
                              report should be sorted by 'Total     o    Full Rate
                              Calls' in descending order.           o    Average Call Length
                              Overseas calls can be determined by   o    Number of Days on Service
                              checking against the provided         o    Average Minutes per Days on Service
                              lookup table.

Feature penetration           There are six different features      o    Customer ID
                              that would be offered through VoIP.   o    First Name
                              The report would detail the           o    Last Name
                              features a customer has activated.    o    Voice Mail
                              It would also total the number of     o    VM to Email
                              end user using each feature.          o    Call Forwarding
                                                                    o    Call Waiting
                                                                    o    Caller Screening

Long Distance Replacement     Long distance replacement reporting   o    Customer ID
Report                        tracks the usage of long distance.    o    First Name

BCE NEXXIA RESTRICTED

                              Calls that appear to be local over    o    Last Name
                              VoIP telephony but are actually       o    # of Off Peak INTRA Mins
                              long distance calls when placed       o    # of Full Rate INTRA Mins
                              over the PSTN network. Off-peak       o    # of Off-Peak INTER Mins
                              minutes include times between 18:01   o    # of Full Rate INTER Mins
                              and 07:59 Monday to Friday plus all
                              day weekends. The full rate minutes
                              are between 0:800 and 18:00 Monday
                              to Friday. All calls that are
                              initiated either in Quebec or
                              Ontario and their destination is
                              also either in Quebec or Ontario
                              are INTRA calls. INTER calls are
                              those that are initiated in Quebec
                              or Ontario with a destination
                              outside of Quebec and Ontario.

VOIP to VOIP Usage            All calls that start from a Voip      o    Customer ID
                              subscriber to another Voip user.      o    First Name
                              This can be determined using the      o    Last Name
                              call connection type table.           o    Number of Calls
                                                                    o    Total Minutes
                                                                    o    Off Peak
                                                                    o    Full Rate
                                                                    o    Average Call Length
                                                                    o    Number of Days on Service
                                                                    o    Average Minutes per Days on Service

VOIP Incoming Usage           All incoming calls to Voip users      o    Customer ID
                              would be recorded in this report.     o    First Name
                              These calls can be determined in      o    Last Name
                              the T_Usage Details table under       o    Number of Calls
                              the call direction field.             o    Total Minutes
                                                                    o    Off-Peak
                                                                    o    Full Rate
                                                                    o    Average Call Length
                                                                    o    Number of Days on Service
                                                                    o    Average Minutes per Days on Service

VOIP Overall Usage            The VoIP overall usage report would   o    Customer ID
                              display all usage for each            o    First Name
                              customer. The usage can be derived    o    Last Name
                              from the T_Usage Details table.       o    Number of Calls
                                                                    o    Total Minutes
                                                                    o    Off-Peak
                                                                    o    Full Rate
                                                                    o    Average Call Length
                                                                    o    Number of Days on Service
                                                                    o    Average Minutes per Days on Service

Primary/Secondary Numbers     The total primary and secondary       o    POP
by Pop                        numbers by pop would be captured by   o    Total Primary Numbers

BCE NEXXIA RESTRICTED

                              this report. The report generated     o    Total Secondary Numbers
                              would have a filter for each
                              region, so that only a specific
                              region can be viewed as well as all
                              regions. The report would be
                              generated based on a specified time
                              frame

Directory assistance Usage    The Directory Assistance usage        o    Customer ID
Report                        report would contain the total        o    First Name
                              directory assistance usage broken     o    Last Name
                              down by customer. A directory         o    Number of Calls
                              assistance call is defined when the   o    Total Minutes
                              destination of the call is 411 or     o    Average Call Length
                              (NPA) 555 - 1212. The report would
                              be generated based on a selected
                              time frame

Telephone number              The telephone number utilization      o    POP (NPA - City)
utilization report            report would determine the            o    Switch Name
                              utilization of numbers allocated to   o    Assigned TN Ranges
                              the VoIP Maple Voice number pool.     o    Available TN Ranges
                                                                    o    Aging TN Ranges
                                                                    o    Total TN

                                   SCHEDULE 2

                              ACCEPTABLE USE POLICY


CLEARWIRE ACCEPTABLE USE POLICY


EFFECTIVE [INSERT EFFECTIVE DATE]


THIS ACCEPTABLE USE POLICY IS A MATERIAL PART OF ANY AGREEMENT WITH CLEARWIRE FOR PROVISION OF ITS SERVICES TO BUSINESS AND CONSUMER CUSTOMERS. PLEASE READ AND FOLLOW THIS ACCEPTABLE USE POLICY CAREFULLY. THIS ACCEPTABLE USE POLICY MAY BE REVISED FROM TIME TO TIME BY CLEARWIRE AS SET FORTH BELOW.

Clearwire LLC and its affiliates (collectively "Clearwire") have designed this Acceptable Use Policy ("AUP") with a view towards enhancing the use of Clearwire's fixed wireless broadband and other communication services and equipment (each separately and collectively, the "Service" or "Services") by our subscribers and their end users (collectively, "you") by designating standards for acceptable use and standards for prohibiting unacceptable use. This AUP forms part of the agreement between Clearwire and you and is incorporated by reference into Clearwire's Terms and Conditions (the "Terms and Conditions") found at www.clearwire.com; terms used in this AUP are used as defined in the Terms and Conditions. All subscribers of the Service (anyone who uses or accesses the Service) must comply with, and shall be bound by the terms of, this AUP.

PROHIBITED ACTIVITIES. For the benefit of all of Clearwire's subscribers, as a condition of the Service, Clearwire prohibits the following activities:

1. UNLAWFUL OR IMPROPER USE OF THE SERVICE. You may not use the Service in a manner prohibited by any applicable laws or regulations. Without limiting the foregoing, you may not use the Service for any unlawful or abusive purpose, in any way that could damage, disable, overburden, or impair any Clearwire property, or in any way that directly or indirectly interferes with or disrupts our network or adversely affects another's use or enjoyment of any Service, including other Clearwire subscribers. You may not use or attempt to use the Service in any manner such as to avoid incurring charges for or otherwise being required to pay for such usage. You may not circumvent or attempt to circumvent user authentication or security of any host, network, network element, or account (also known as "cracking" or "hacking"). This includes, but is not limited to, accessing data not intended for you, logging into a server or account that you are not expressly authorized to access, or probing the security of other networks. You may not interfere or attempt to interfere with any services to any user, host, or network ("denial of service attacks"). This includes, but is not limited to, "flooding" of networks, deliberate attempts to overload a service, and attempts to "crash" a host. You may not use any kind of program/script/command, or send messages of any kind, designed to interfere with (or which does interfere with) any server or a user's session, by any means, locally or via the Internet. The Service is intended for periodic, active use. You may not use the Services on a standby or inactive basis in order to maintain a connection. Pinging is prohibited.

2. EXCESS UTILIZATION OF NETWORK RESOURCES. The excessive use or abuse of Clearwire's network resources by one subscriber may have a negative impact on all other subscribers. Accordingly, you may not use the Service or take any action, directly or indirectly, that will result in excessive consumption or utilization of the system or network resources, or which may weaken network performance, as determined in Clearwire's sole discretion. Such prohibited actions include, but are not limited to: using the Service to host a web server site which attracts excessive traffic at your location, continuously uploading or downloading streaming video or audio, usenet hosting, or continuous FTP uploading or downloading.

3. INTELLECTUAL PROPERTY INFRINGEMENT. You may not use the Service to store, transmit or receive any material that infringes on any patent, trademark, trade secret, copyright, or other proprietary or intellectual right of any party, including, but not limited to, the unauthorized copying of copyrighted material, the digitization and distribution of photographs from magazines, books, or other copyrighted sources, or the unauthorized transmittal of copyrighted software.

4. OBJECTIONABLE MATERIAL. You may not use the Service to store, post, transmit, or disseminate material or information that is unlawful, harmful, threatening, abusive, harassing, libelous or defamatory, hateful, obscene, indecent, or otherwise objectionable or which encourages or participates in conduct that would constitute a criminal offense, gives rise to a civil liability, or otherwise violates any local, state, national, or international law, order, rule, or regulation.

5. JUNK E-MAIL. You may not use the Service to transmit or facilitate any unsolicited or unauthorized advertising, telemarketing, promotional materials, "junk mail", unsolicited bulk e-mail, unsolicited duplicative e-mail, unsolicited commercial e-mail, fax broadcasting, or fax blasting (collectively, "Spam"). Clearwire considers any unsolicited commercial mail to be Spam, regardless of the amount of mail sent, unless the recipient has specifically requested the information. An e-mail may be "unsolicited" for purposes of this AUP if (1) the recipients' e-mail addresses were not obtained through a personal or customer relationship between recipient and sender, (2) recipients did not affirmatively consent to receive communications from the sender, or (3) recipients have opted out of receiving communications from sender when given the opportunity to do so.

6. FRAUDULENT ACTIVITY. You may not use the Service to make fraudulent offers to sell or buy products, items, or services or to advance any type of financial scam such as "pyramid schemes", "Ponzi schemes", or "chain letters." You may not use techniques to hide or obscure the source of any e-mail or other communication.

7. IMPERSONATION. You may not use the Service to impersonate any person or entity, or falsely state or otherwise misrepresent your affiliation with any person or entity, or to create a false identity for the purpose of misleading others. Without limiting the foregoing, you may not use invalid or forged headers, invalid or non-existent domain names or other means of deceptive addressing.

8. SOFTWARE VIRUSES. You may not use the Service to upload files or transmit any material that contains viruses, worms, Trojan Horses time bombs, cancelbots, corrupted files, or other code that manifests contaminating or destructive properties.


                  BCE NEXXIA/CLEARWIRE MASTER SUPPLY AGREEMENT

9. COLLECTING INFORMATION. You may not use the Service to store or collect, or attempt to store or collect, personal information about third parties without their prior knowledge and consent.

10. NEWSGROUPS. You should use your best judgment when posting to any newsgroup. Many groups have charters, published guidelines, FAQS, or "community standards" describing what is and is not considered appropriate. You must abide by such guidelines. You may not post or list articles which are off-topic according to the description of the group or send unsolicited mass e-mailings to ten or more people if such e-mail could reasonably be expected to provoke complaints from its recipients. Without limiting any other rights or remedies that Clearwire may have under this AUP, the Terms and Conditions or applicable law, Clearwire may cancel any postings that violate this AUP as determined by Clearwire in its sole discretion.

11. USE OF YOUR ACCOUNT BY OTHERS. You may not, through action or inaction, allow others to use the Service for illegal or improper activities or for any purpose or in any manner prohibited by this AUP. You may not permit your network, through action or inaction, to be configured in such a way that gives a third party the capability to use the Service in an illegal or improper manner or for any purpose or in any manner prohibited by this AUP.

12. RESELLING. You may not directly or indirectly reproduce, duplicate, copy, sell, provision, resell, rent, lend, pledge, transfer, distribute or exploit any portion of the Service without Clearwire's prior written consent.

13. SECURITY PRECAUTIONS. You are solely responsible for implementing sufficient procedures and checkpoints to satisfy your particular requirements for accuracy of data input and output, and for maintaining a means external to the Service for the reconstruction of any lost data.

14. ILLEGAL AND FRAUDULENT ACTIVITY. You acknowledge and agree that Clearwire may cooperate fully with investigations of possible illegal activity or violations of systems or network security at other sites, including cooperating with law enforcement authorities in the investigation of suspected criminal violations. Subscribers who violate systems or network security may incur criminal and/or civil liability. Clearwire may immediately suspend or terminate Your Service if Clearwire suspects abuse or fraudulent use of the Service, interference with our network, or violation of the AUP or Terms and Conditions, and may notify the appropriate authorities if it reasonably believes that such abuse or fraudulent use is in violation of applicable law. You must cooperate with Clearwire in any fraud investigation and use any fraud prevention measures that Clearwire prescribes. Your failure to provide reasonable cooperation may result in your liability for all fraudulent usage.

15. VIOLATIONS OF AUP. In the event that you violate this AUP, Clearwire may, without limitation, restrict your access to Clearwire's network, increase the fees associated with your Service, including upgrading you to a higher class of Service, or immediately suspend or terminate your Service. In the event of termination of your Service, all applicable termination charges will apply. Except as expressly provided herein, the rights and remedies of Clearwire are cumulative and not exclusive of any rights or remedies that Clearwire may otherwise have at law or in equity. Waiver of any violation of this AUP by Clearwire shall not act as a waiver of any subsequent violation, nor shall it be deemed to be a waiver of the underlying obligation or term. No failure or delay by Clearwire in exercising any right or remedy hereunder will operate as a


                  BCE NEXXIA/CLEARWIRE MASTER SUPPLY AGREEMENT waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. You should read this AUP in conjunction with our Terms and Conditions and our other Policies which are set forth on our website. Clearwire has the right but not the obligation to monitor or restrict any uses of the Service that Clearwire believes in its sole discretion violates this AUP, any part of the Terms and Conditions, or applicable law. You are solely responsible for all content that you transmit or receive utilizing the Service, and are responsible for abuse of your account by others.

16. PRIVACY; MONITORING THE SERVICE, POLICY MANAGEMENT. Clearwire is under no obligation to monitor the Service, but Clearwire may do so from time to time in its discretion. Without limiting any other right of Clearwire under this AUP or the Terms and Conditions, Clearwire may disclose any information regarding you or your use of the Service for any reason and at its sole discretion in order to satisfy applicable laws, regulations, orders, or governmental requests, or in order to operate and deliver the Service in an efficient manner, or to otherwise protect Clearwire's property or legal interests and those of its subscribers. To protect its customers and its network Clearwire may, without limitation, block and allow traffic types as we see fit at any time.

17. PERSONAL WEBSITES. Clearwire offers subscribers a certain amount of disk space for hosting website(s) ("Web Space"), depending on the Service level selected. Web Space is defined as a file system allocation on one or more of Clearwire's publicly available web servers that is used for the sole purpose of displaying or providing information to the public Internet community. You are solely responsible for all information, data, text, software, music, sound, photographs, graphics, video, messages, or other materials (the "Content") contained within your Web Space, and are further responsible for obtaining any third-party consent or permission required for the use thereof. Clearwire does not inspect or otherwise participate in the posting of Content to its subscribers' Web Space and, as such, does not guarantee the accuracy, integrity, security, or quality of such Content. Clearwire disclaims any liability for the security of any Content posted on the Web Space; all such Content is stored at your risk. Such Web Space is available freely to anyone using the Internet. Clearwire reserves the right at any time, and periodically, to modify or discontinue, temporarily or permanently, your Web Space, with or without notice. Clearwire may, in its sole discretion, terminate your Web Space, and remove any Content contained on your Web Space for any reason, including, without limitation, lack of use, or the reasonable belief that you have violated this AUP. You acknowledge that Clearwire will not be liable to you or to any third party for any modification, suspension, or discontinuance of your Web Space.

18. REPORTING VIOLATIONS. Clearwire requests that any person who becomes aware of a violation of this AUP report the information to Clearwire at ABUSE@CLEARWIRE.COM. If available, please provide the IP address used to commit the alleged violation and the date and time of the alleged violation. Clearwire may take any appropriate action as it deems fit in its sole discretion, including, but not limited to, one or more of the following actions in response to a report: issue a warning; suspend the subscriber's newsgroup posting privileges; suspend the subscriber's account; terminate the subscriber's account; bill the subscriber for administrative costs and/or reactivation charges; bring appropriate legal action to enjoin violations and/or to collect damages, if any, caused by violations; or take no action.


                  BCE NEXXIA/CLEARWIRE MASTER SUPPLY AGREEMENT

19. NOTICES AND PROCEDURE FOR MAKING CLAIMS OF COPYRIGHT INFRINGEMENT. Pursuant to Title 17, United States Code, Section 512(c)(2) (as amended), notifications of claimed copyright infringement should be sent to Service Provider's Designated Agent. Note that inquiries relevant to the following procedure only will receive a response.

20. REVISIONS; RESERVATION OF RIGHTS. CLEARWIRE reserves all rights including the right to revise, amend, or modify this AUP or any other Policy at any time, and any such revisions will be effective ten (10) days after posting on Clearwire's website. You agree that your continued use of the Service after the effective date of any such revision, amendment or modification will constitute your acceptance thereof and you shall thereafter be bound by the terms of this AUP, as revised, modified or amended. IT IS YOUR RESPONSIBILITY TO CHECK CLEARWIRE'S WEBSITE REGULARLY, AS ALL OR ANY PART OF THIS AUP MAY CHANGE WITHOUT NOTICE.


                  BCE NEXXIA/CLEARWIRE MASTER SUPPLY AGREEMENT

                                   SCHEDULE 3

                             TERM SHEET - FINANCING


Lender:               Bell Canada or an Affiliate thereof ("Bell")

Borrower:             Clearwire Corporation ("Clearwire")

Amount of Credit:     US$10,000,000

Loan Purpose:         The extension of credit is to fund capital expenses and
                      start-up costs associated with the deployment of VoIP
                      Services in the Territory.

Loan Structure:       Bell will advance funds to Clearwire as requested, in an
                      amount not to exceed US$10,000,000.

                      Principal and interest shall be payable on the third anniversary of the Effective Date.

Interest:             Interest will be charged on the outstanding amount of the
                      loan at an interest rate of 7% per annum net of any and
                      all withholding taxes than may be exigible with respect
                      thereto (provided however that Bell will use commercially
                      reasonable efforts to offset such withholding taxes
                      against Canadian tax Bell has to pay and if Bell is
                      successful in doing so there will be a reduction of the
                      gross up for withholding taxes)

Prepayments:          No prepayment penalties. Prepayments applied in inverse
                      order of loan payments.

Certain Covenants:    The loan agreement will have customary terms, conditions
                      and covenants associated with a credit facility of the
                      type provided by BCE Nexxia to Clearwire. No disbursements of loan proceeds shall be made until such time as a
                      definite loan agreement has been negotiated and entered
                      into by Clearwire and Bell

Security:             Bell shall have a security interest in each item of
                      tangible personal property purchased by Clearwire and
                      located on a Canadian premise owned or controlled by Bell
                      or any of its Affiliates.


                  BCE NEXXIA/CLEARWIRE MASTER SUPPLY AGREEMENT

                                   SCHEDULE 4

                                  APPOINTMENTS


The initial appointees to the Executive Operating Committee are:

For BCE Nexxia: o   Trevor Anderson

                o   Sal Iacono


For Clearwire:  o   Rob Mechaley

                    John Saw


The initial appointees to the Project Management Office are:

For BCE Nexxia: o   Lee Carlson

For Clearwire:  o   Katherine Beal


                  BCE NEXXIA/CLEARWIRE MASTER SUPPLY AGREEMENT

                                   SCHEDULE 5

                           TAKE BACK SERVICE ELEMENTS

Take Back Service Elements relates to the right of Clearwire to assume responsibility and accountability with respect to Service Elements which are provided on a Dedicated basis, and as more particularly set forth below.

    o   POP Site hardware and software including:

           o  Session Boarder Controllers / RTPs,

           o  Firewall equipment,

           o  Media Gateways,

           o  Switching, cabling and related patch panels.

    o Tier II / Tier III Support related to US POP hardware and software and / or Main Site (Toronto/Montreal) network hardware and software

    o US PSTN connectivity ordering and vendor management, including local connectivity, long distance connectivity, 911 and LNP related services.

    o US PSTN vendor selection for new market turn-up after PSTN connectivity vendor management take back.

     o Commissioning of US POP equipment with support from BCE Nexxia in the scenario where BCE Nexxia continues to support MCS complex facilities (servers or application servers) located in Canada.

     o  Main Site network hardware and software including:

           o MCS complex facilities including CS2K and dedicated firewall, RTP, Switching and Routing equipment, cabling and patch panels, as well as Long Distance Media Gateways

           o All related software licenses and RTUs (right to use) purchased and dedicated to the Clearwire solution

     o  Main Site OSS / IT Systems;

           o All computer hardware (i.e. servers) purchased on a Dedicated basis to support the delivery of VOIP Services (i.e. 911 and number portability)

           o All custom developed software (specifically custom API software) purchased or developed on a Dedicated basis to support the delivery of Clearwire VoIP Services.

           o All third party software purchased on a Dedicated basis that is required to support delivery of VoIP Services

     o With respect to the transfer or assignment of accountability and responsibility to Clearwire, as it relates to the Take Back Service Elements set forth in this Schedule 5, BCE Nexxia shall deliver to Clearwire relevant support documentation, including without limitation, the following documentation:


                  BCE NEXXIA/CLEARWIRE MASTER SUPPLY AGREEMENT

     o  All as-built documents and diagrams

     o Operations training material for the POPs, main sites and dedicated operational support systems.

     o Configuration files for network elements as well as usernames and passwords, installation, commissioning and maintenance guidelines.

     o Network operations reports for performance monitoring, availability, trouble tickets and capacity utilization.

     o All development, test and implementation project plans related to take back elements.

     o Current and detailed billing and payment status for all Take Bake Service Elements.

     o  All warranties for Take Service Elements provided on a Dedicated Basis.

     o All licenses software and/or equipment being part of Take Back Service Elements.


                  BCE NEXXIA/CLEARWIRE MASTER SUPPLY AGREEMENT

                                   SCHEDULE 6
                                FUTURE SERVICES

o    E-Mail (POP3 and Webmail interfaces)

o    Universal address book/Integrated Messaging services

o Data security and threat protection (Suite of PC Anti-Virus, Firewall, Anti-Spyware, Parental Control, e-Mail Anti-Virus, Anti-Spam etc.

o    Remote storage, PC back-up and restore

o    Remote (home) monitoring

o Downstream video services, both for streaming and for storage/ subsequent replay

o    Music streaming/downloads

o    On-line educational content and gaming delivery platform

o    Online PC Game delivery platform (Bell "GamesMania")



                  BCENEXXIA/CLEARWIRE MASTER SUPPLY AGREEMENT